   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1998


                                                      REGISTRATION NO. 333-42121
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            HARVEY ELECTRONICS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

    NEW YORK                       5731                         13-1534671
(STATE OR OTHER        (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
JURISDICTION OF           CLASSIFICATION NUMBER)          IDENTIFICATION NUMBER)
INCORPORATION OR
 ORGANIZATION)


                            ------------------------

                                205 CHUBB AVENUE
                          LYNDHURST, NEW JERSEY 07071
                                 (201) 842-0078
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                          FRANKLIN C. KARP, PRESIDENT
                            HARVEY ELECTRONICS, INC.
                                205 CHUBB AVENUE
                          LYNDHURST, NEW JERSEY 07071
                                 (201) 842-0078
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                            ------------------------

                                   Copies to:

           PAUL RUBELL, ESQ.                             JAY KAPLOWITZ, ESQ.
             YANG CHA, ESQ.                GERSTEN, SAVAGE, KAPLOWITZ & FREDERICKS, LLP
RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.                101 EAST 52ND STREET
          170 OLD COUNTRY ROAD                        NEW YORK, NEW YORK 10022
        MINEOLA, NEW YORK 11501                           (212) 752-9700
             (516) 663-6500                            (212) 980-5192 (FAX)
          (516) 663-6643 (FAX)

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                         PROPOSED
                                                     MAXIMUM OFFERING        PROPOSED
     TITLE OF EACH CLASS         NUMBER OF SHARES       PRICE PER        MAXIMUM AGGREGATE         AMOUNT OF
OF SECURITIES TO BE REGISTERED   TO BE REGISTERED        SHARE(1)        OFFERING PRICE(1)     REGISTRATION FEE
Common Stock, $.01 par
value(2)                             1,092,500            $ 5.00            $ 5,462,500            $1,655.30

Warrants(3)                          1,667,500            $  .10            $   166,750            $   50.53


Common Stock Issuable on
Exercise of Warrants                 1,667,500            $ 5.50            $ 9,171,250            $2,779.17

Representative's Warrant               1                  $10.00            $     10.00            (4)

Common Stock Issuable on
Exercise of Representative's
Warrant                                 95,000            $ 6.75            $   641,250            $  194.32

Warrants Issuable on Exercise
of Representative's Warrant            145,000            $ .135            $    19,575            $    5.93

Common Stock Underlying the
Warrants Issuable on Exercise
of Representative's Warrant            145,000            $7.425            $ 1,076,625            $  326.25

Total Registration Fee....................................................................         $5,011.50

Previously paid...........................................................................         $4,277.53

Due on filing.............................................................................         $  733.97


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Includes 142,500 shares of Common Stock subject to the Representative's over-allotment option.


(3) Includes 217,500 Warrants subject to the Representative's over-allotment option.

(4) No fee due pursuant to Rule 457(g).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 19, 1998

PROSPECTUS

                                    [LOGO]


                       950,000 Shares of Common Stock and
              1,450,000 Redeemable Common Stock Purchase Warrants


                            HARVEY ELECTRONICS, INC.

                         ------------------------------


    This prospectus (the 'Prospectus') relates to an offering (the 'Offering') by Harvey Electronics, Inc., a New York corporation (the 'Company'), of 950,000 shares (the 'Shares') of common stock, par value $0.01 per share ('Common Stock') and 1,450,000 redeemable common stock purchase warrants ('Warrants'), through The Thornwater Company, L.P. ('Representative'), as representative of the several underwriters ('Underwriters') named elsewhere in this Prospectus. The Shares and Warrants (collectively, the 'Securities') are being offered and sold separately and will be separately transferable immediately upon issuance.


    Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to 110% of the per share offering price of the Shares, subject to adjustment in certain events, during the three-year period commencing two years from the Effective Date as defined below, or earlier with the consent of the Representative. The Warrants are subject to redemption by the Company at $.10 per Warrant, at any time commencing two years (or earlier with the consent of the Representative) from the date that the Securities and Exchange Commission ('SEC') declares the registration statement ('Registration Statement'), of which this Prospectus forms a part, effective (the 'Effective Date'), and prior to their expiration, provided the closing bid price of the Common Stock if traded on the NASDAQ SmallCap Market ('NASDAQ SmallCap') or the OTC Electronic Bulletin Board, or the last sales price per share if listed on the NASDAQ National Market or a national exchange, exceeds 150% of the per share public offering price ($7.50 per share) for 20 consecutive trading days during such three-year period. If redeemed the Warrants will be exercisable until the close of the trading day preceding the date fixed for redemption. See

'Description of Securities -- Warrants.'

    There is currently no active trading market for the Common Stock or Warrants, and there can be no assurance that an active trading market will develop for the Securities in the future or that if developed, it will be sustained. The Company has applied for the trading of the Common Stock and the Warrants on the NASDAQ SmallCap and the Boston Stock Exchange ('BSE').

    The per share public offering price of the Shares and the exercise price and other terms of the Warrants were determined by negotiation between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, earnings, book value, net worth, or other generally accepted criteria of value. See 'Underwriting.'


          INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
               DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION.
       SEE 'RISK FACTORS' BEGINNING ON PAGE 7 AND 'DILUTION' ON PAGE 15.

                         ------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                          UNDERWRITING
                                                                          PRICE TO       DISCOUNTS AND      PROCEEDS TO
                                                                           PUBLIC        COMMISSIONS(1)      COMPANY(2)
Per Share...........................................................   $        5.00      $       0.50     $        4.50
Per Warrant.........................................................   $        0.10      $       0.01     $        0.09
Total (3)...........................................................   $4,895,000.00      $ 489,500.00     $4,405,500.00



(1) Does not include additional compensation to the Representative consisting of
    (i) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Securities, or $146,850 ($168,877.50 if the Representative's over-allotment option is exercised in full), of which $25,000 has been paid to date; (ii) a warrant to purchase 95,000 shares of Common Stock at $6.75 per share and/or 145,000 Warrants at $.135 per Warrant (the 'Representative's Warrant') exercisable during the four year period commencing one year from the Effective Date. Each warrant is identical to the Warrants except the price to purchase one share is $7.425; and (iii) a three-year consulting agreement providing for fees totalling $97,900, which is payable to the Representative in full on the closing of this Offering. For additional information concerning additional terms of the Representative's Warrant and further agreements between the Company and the

    Underwriters, including an agreement to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended ('Securities Act'), and to pay the Underwriters under certain circumstances a warrant solicitation fee of 5% of the exercise price of each Warrant exercised, see 'Underwriting.'


(2) Before deducting the non-accountable expense allowance, consulting fee or other compensation payable to the Representative, and other estimated expenses of the Offering approximating $443,000 payable by the Company.


(3) The Company and Harvey Acquisition Company, LLC ('HAC'), the selling securityholder, have granted the Underwriters an option, exercisable for 45 days after the Effective Date to purchase up to an additional 142,500 shares of Common Stock and/or 217,500 Warrants (the 'Over-Allotment Option'). The first 42,500 shares of Common Stock subject to the Over-Allotment Option will be sold by the Company, and the balance will be sold by HAC. All Warrants subject to the Over-Allotment Option will be sold by the Company. Securities sold under the Over-Allotment Option will be sold upon the same terms and conditions set forth above. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $5,629,250, $562,925 and $4,616,325, respectively. See 'Underwriting.'

                         ------------------------------


The Securities are being offered by the Underwriters, when, as and if delivered to and accepted by them subject to certain conditions. It is expected that certificates for the shares of Common Stock and the Warrants offered hereby will be available for delivery on or about March ___, 1998, at the office of The Thornwater Company, L.P., 107 A East 37th Street, New York, New York.

                         ------------------------------

                          THE THORNWATER COMPANY, L.P.


                                 March   , 1998

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK OR WARRANTS TO STABILIZE THE MARKET PRICES, PURCHASES OF THE COMMON STOCK OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR WARRANTS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all information herein assumes (i) no exercise of the Over-Allotment Option; (ii) no exercise of the Representative's Warrant; (iii) no exercise of options granted or available for grant under the Company's Stock Option Plan; (iv) no exercise of other outstanding warrants; and (v) no conversion of outstanding Preferred Stock. See 'Description of Securities' and 'Underwriting.' The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. Factors that could cause or contribute to such uncertainties include those discussed in 'Risk Factors.'

                                  THE COMPANY

     Harvey Electronics, Inc. is engaged in the retail sale, service and custom installation of high quality audio, video and home theater equipment. The equipment includes high fidelity components and systems, video cassette recorders, digital versatile disc players, direct view and projection television sets, audio/video furniture, digital satellite systems, conventional telephones and related accessories. The Company has been engaged in this business in the New York Metropolitan area for seventy years. The Company currently operates four retail stores. The two Manhattan stores are located on Broadway at 19th Street and on 45th Street at Fifth Avenue. The Company's other two stores are located on Route 17 in Paramus, New Jersey and on West Putnam Avenue in Greenwich, Connecticut.


     The Company offers its customers a wide selection of high-quality consumer audio, video and home theater products, the distribution of which is limited to specialty retailers (generally referred to in the industry as 'esoteric brands'). The Company, based on information provided by each vendor, is one of the country's largest retailers of 'esoteric brands' manufactured by Bang & Olufsen, Marantz, McIntosh, Meridian, and Adcom. The Company has sold these manufacturers' products for a number of years. The Company believes that it benefits from strong working relationships with these manufacturers.


     The Company's stores are designed to offer an attractive and pleasing environment and to display its products in realistic home settings commonly known in the industry as 'lifestyle home vignettes.' Sales personnel are highly trained professionals with extensive product knowledge. This contrasts sharply with a more rushed atmosphere and lesser-trained personnel of mass merchants.

     The Company's audio product sales represent approximately 74% of the Company's net sales and yield gross profit margins of approximately 38%. The Company's video product sales represent approximately 23% of the Company's net sales and yield gross profit margins of approximately 23%. The Company also provides custom installation of products it sells. Currently, approximately 17% of net product sales involve custom installation. The labor portion of custom installation presently represents approximately 3% of net sales.

     The Company believes that offering custom installation helps to distinguish it from the mass merchants. Custom installation is one example of the Company's refocused marketing and advertising efforts which emphasize quality products and services rather than price. The Company's target customers are affluent consumers in the New York Metropolitan area.

     The Company intends to utilize the net proceeds from this Offering to open or acquire four additional retail stores within the next twenty four months. The Company plans to locate these new stores in affluent suburbs similar to Greenwich, Connecticut, such as the north shore of Long Island, New York; Monmouth County, New Jersey; Westchester County, New York; and southern Connecticut.

     On August 3, 1995, the Company (then known as The Harvey Group Inc. and its subsidiaries) filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York ('Court'). This filing was the result of certain factors including but not limited to: (i) the negative effect of a $2,138,000 judgment entered against the Company; (ii) liabilities arising from The Harvey Group Inc. and its discontinued food brokerage division, the payment of which significantly reduced cash; (iii) the recession of the early 1990s coupled with a soft market in the consumer electronics industry, all of which resulted in losses and a shortage of cash flow; and (iv) the delisting (in June 1995) of the Company's common stock from the American Stock Exchange, which delisting rendered a proposed $4.2 million equity placement untenable.

     On November 13, 1996, the Court confirmed the Company's Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization (the 'Reorganization Plan'). The effective date of the Reorganization Plan was December 26, 1996, at which time the Company emerged from its Chapter 11 reorganization.

     The Company is a New York corporation organized in 1946 under the name of Harvey Radio Company, Inc. as successor to an existing business formed in 1927. The Company subsequently changed its name to Harvey Electronics, Inc. The Company's principal executive offices are located at 205 Chubb Avenue, Lyndhurst, New Jersey 07071, and its telephone number is (201) 842-0078.

                                  THE OFFERING


SECURITIES OFFERED........................  950,000 shares of Common Stock and 1,450,000 Warrants by the Company.
                                            The Shares and the Warrants may be purchased separately and will be transferable separately upon issuance. See 'Description of
                                            Securities' and 'Underwriting.'

TERMS OF WARRANTS.........................  Each Warrant is exercisable at an exercise price of 110% of the per share offering price of the Shares, subject to adjustment in certain circumstances. The Warrants are exercisable for a period of three years commencing two years from the Effective Date (or earlier with the consent of the Representative). The Warrants are redeemable by the Company commencing two years from the Effective Date, or earlier with the consent of the Representative, at $0.10 per Warrant, provided the closing bid price per Share if traded on the NASDAQ
                                            SmallCap or the OTC Electronic Bulletin Board, or the last sales price per Share if listed on the NASDAQ National Market or a national exchange, for 20 consecutive trading days exceeds $7.50 (150% of the per share public offering price). See 'Description of
                                            Securities -- Warrants.'

COMMON STOCK OUTSTANDING BEFORE
  OFFERING................................  2,257,833 shares

COMMON STOCK OUTSTANDING AFTER OFFERING...  3,207,833 shares(1)

WARRANTS OUTSTANDING PRIOR TO OFFERING....  36,458 warrants(2)

WARRANTS OUTSTANDING AFTER OFFERING.......  1,486,458 warrants(1)

USE OF PROCEEDS...........................  The net proceeds to the Company from the sale of the Securities are estimated to be approximately $3,718,000 after deducting commissions and expenses of the Offering estimated at $1,079,000 and prepaid consulting fees of approximately $98,000. The Company intends to use the net proceeds of this Offering to open or acquire additional retail stores, to promote their openings, and for working capital and general corporate purposes. See 'Use of Proceeds.'

RISK FACTORS..............................  The Securities offered hereby are speculative and involve a high degree of risk and immediate substantial dilution and should not be purchased by anyone who cannot afford the loss of his entire invest-
                                            ment. See 'Risk Factors' and 'Dilution.'


                                             PROPOSED
                                              NASDAQ              PROPOSED

                                             SMALLCAP                BSE
                                             SYMBOL(3)            SYMBOL(3)
                                             ---------            ---------
COMMON STOCK..............................   HOME                 HOM
WARRANTS..................................   HOMEW                HOMW

------------------
(1) Assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant, stock options granted or to be granted under the Company's stock option plan, and no conversion of outstanding Preferred Stock.

(2) Issued to holders of Preferred Stock in December 1997 and which are identical to the Warrants, but are not registered under the Securities Act.

(3) There is currently no active trading market for the Common Stock or the Warrants and there can be no assurance that an active trading market for the Common Stock or the Warrants will develop after this Offering. The Company has applied to NASDAQ and BSE for the trading of the Common Stock and the Warrants on the NASDAQ SmallCap and the BSE, respectively. However, there can be no assurance that the applications will be granted, or if granted, that either listing will be maintained. See 'Risk Factors.'

                             FINANCIAL INFORMATION

     The summary financial information set forth below is derived from and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in the Prospectus.


     On November 13, 1996, the Company emerged from its Chapter 11 Bankruptcy proceeding. The Company's Reorganization Plan provides that the Company change its fiscal year end from the Saturday closest to January 31 to the Saturday closest to October 31. On October 26, 1996 (the 'Fresh Start Date') the Company adopted Fresh Start Reporting. The Company for periods prior to the Fresh Start Date is hereinafter occasionally referred to as the 'Predecessor,' and for the period at or subsequent to the Fresh Start Date, is hereinafter occasionally referred to as the 'Successor.' The following information should be read in conjunction with the Company's audited financial statements for the fifty-three weeks ended November 1, 1997 and the thirty-nine week period ended October 26, 1996, appearing elsewhere in this Prospectus.


STATEMENTS OF OPERATIONS DATA:


                                                                    POST
                                                                 BANKRUPTCY                     PRE BANKRUPTCY
                                                                 -----------    ----------------------------------------------
                                                                 FIFTY-THREE     FIFTY-TWO       THIRTY-NINE      THIRTY-NINE
                                                                 WEEKS ENDED    WEEKS ENDED      WEEKS ENDED      WEEKS ENDED
                                                                 NOVEMBER 1,    OCTOBER 26,      OCTOBER 26,       OCTOBER 28,
                                                                    1997            1996             1996             1995
                                                                 -----------    ------------    --------------    ------------
                                                                                (UNAUDITED)
                                                                               (IN THOUSANDS, EXCEPT SHARE DATA)  (UNAUDITED)
Net sales.....................................................   $   15,398      $   14,025        $  9,263         $ 11,107
Cost of sales.................................................        9,765           9,230           6,095            7,312
                                                                 -----------    ------------        -------       ------------
Gross profit..................................................        5,633           4,796           3,168            3,795
Gross profit percentage.......................................        36.6%           34.2%           34.2%            34.2%
Interest expense..............................................          325             506             356              307
Selling, general and administrative expenses..................        6,706           6,473           4,937            5,782
Other income..................................................           73              96              88               78
                                                                 -----------    ------------        -------       ------------
Loss before reorganization expenses, fresh start adjustments
  and extraordinary item......................................       (1,325)         (2,087)         (2,037)          (2,216)
Reorganization expenses, net..................................           --            (885)           (247)            (520)
Fresh start adjustments.......................................           --           1,858           1,858               --
Extraordinary gain on forgiveness of debt.....................           --           5,339           5,339               --
                                                                 -----------    ------------        -------       ------------
Net (loss) income.............................................       (1,325)          4,225           4,913           (2,736)

Accretion of Preferred Stock..................................          (78)             --              --               --
Preferred Stock dividend requirement..........................          (71)             --              --               --
                                                                 -----------    ------------        -------       ------------
Net (loss) income attributable to Common Stock................   $   (1,474)     $    4,225        $  4,913         $ (2,736)
                                                                 -----------    ------------        -------       ------------
                                                                 -----------    ------------        -------       ------------
Net (loss) per common share...................................   $     (.65)
                                                                 -----------
                                                                 -----------
Weighted average number of common shares and common stock
  equivalent shares outstanding during the period (1).........    2,257,833


------------------

(1) Common stock equivalent shares were not considered, since their inclusion would be anti-dilutive.


BALANCE SHEET DATA:


                                                                                 UNAUDITED               ACTUAL
                                                                                AS ADJUSTED    --------------------------
                                                                                NOVEMBER 1,    NOVEMBER 1,    OCTOBER 26,
                                                                                  1997(1)         1997           1996
                                                                                -----------    -----------    -----------
                                                                                                     (IN THOUSANDS)
Working capital..............................................................     $ 4,963        $ 1,215        $ 1,436
Total assets.................................................................      11,130          7,314          7,167
Long-term liabilities including capital leases...............................       2,364          2,364            942
Total liabilities and temporary equity.......................................       5,301          5,697          3,757
Total shareholders' equity...................................................       5,828          1,617          3,410


------------------

(1) To give effect to the receipt and application of the net proceeds of the Offering, and assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant and stock options granted or to be granted under the Company's stock option plan, and no conversion of outstanding Preferred Stock. Also reflects the Company's Preferred Stock in stockholders' equity as though the removal of a Preferred Stock redemption feature, which occurred in December 1997, had taken place on November 1, 1997.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk and immediate substantial dilution. Each prospective investor should carefully consider the following risk factors, in addition to other information and financial data contained in this Prospectus, in evaluating an investment in the Securities offered hereby.

     The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. When used herein, the words 'anticipate,' 'believe,' 'estimate,' 'expect' and similar expressions as they relate to the Company or its management, are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and should be read in conjunction with, and is qualified in its entirety by, the Company's financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Historical results are not necessarily indicative of trends in operating results for any future period.

DEPENDENCE ON PROCEEDS OF OFFERING; CONTINUED LOSSES


     The Company has operated at a loss since prior to its filing for protection under Chapter 11 of the United States Bankruptcy Code in August 1995. For the fifty-three weeks ended November 1, 1997, the Company had a net loss of $1,325,212 and as at such date, had an accumulated deficit of $1,473,728. Without additional revenues and operating profit from the new stores which the Company plans to open with the net proceeds from this Offering, it is unlikely that the Company will be able to operate profitably. Even with the proceeds of this Offering and the implementation of the Company's expansion plan, there can be no assurance the Company will be able to operate profitably. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Expansion.'


UNCERTAINTY AS TO GOING CONCERN IN INDEPENDENT AUDITOR'S REPORT


     In connection with the audit of the Company's financial statements for the fifty-three weeks ended November 1, 1997, the Company has received a report from its independent auditors that includes an explanatory paragraph describing the uncertainty as to the ability of the Company to continue as a going concern. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Company's financial statements (and the related notes thereto) included elsewhere in this Prospectus.



EMERGENCE FROM BANKRUPTCY




     On August 3, 1995, the Company (then known as the Harvey Group Inc. and its subsidiaries) filed a petition for relief pursuant to Chapter 11 of the United States Bankruptcy Code. On November 13, 1996, the Bankruptcy Court issued an order confirming the Reorganization Plan which had been proposed by the Company. Notwithstanding the Company's emergence from bankruptcy, there can be no assurance that the Company's prior bankruptcy will not hamper its ability to establish new relationships with commercial lenders, customers, landlords, and trade creditors or adversely impact on the business prospects of the Company. See 'Business -- Bankruptcy Proceeding and Reorganization.'



RISKS INVOLVED WITH EXPANSION PLAN AND POSSIBLE UNSPECIFIED ACQUISITIONS



     Since 1995, the Company closed five of its eight retail stores. The Company presently has four retail stores, having opened its Greenwich, Connecticut store in early 1997. The Company believes that it needs to open additional new stores, and increase its revenues, to fully benefit from its overhead structure and advertising expenditures. This expansion may cause significant strain on the Company's management, financial, and other resources. Moreover, expansion involves numerous risks including additional rent obligations, attracting and training additional staff, and an increase in expenses related to the operation of a particular store. If the Company is unable to manage growth effectively, of which there can be no assurance, its business operating results and financial condition will be materially adversely affected.

     Instead of leasing and developing new locations, the Company may acquire the business of an existing consumer electronics retailer, although no agreements have been reached with any such company and no negotiations are pending. As a result, investors in this Offering will not have an opportunity to evaluate the specific merits or risks, or vote upon, any potential acquisition. See 'Use of Proceeds,' 'Business--Expansion,' and 'Management.'


POSSIBLE NEED FOR ADDITIONAL FINANCING

     The Company expects that cash flow from operations, together with the net proceeds of this Offering and funds available under its revolving line of credit facility, will meet its cash requirements for at least the 24 months following the consummation of the Offering. However, additional financing may be required in the event the Company incurs significant operating losses in the future or new retail stores do not generate sufficient cash. In addition, additional financing may be required in order to increase the number of the Company's retail showrooms as planned by management. Because there can be no assurance that adequate additional financing will be available on acceptable terms, if at all, the Company may be forced to limit such planned expansion or reduce its operations. See 'Use of Proceeds.' Any future financings that involve the sale of the Company's equity securities may result in dilution to the then current stockholders. See 'Dilution.'

DEPENDENCE ON AVAILABILITY OF LEASED LOCATIONS

     All of the Company's retail stores are located in leased premises. Most of the leases will expire within five years. One lease is on a month-to-month basis. The Company also intends to open four new retail locations by the end of 1999. There can be no assurance that the Company will be able to renew its current leases, locate suitable locations for new stores, arrange acceptable leases for new locations, or open new retail stores in a timely manner. The inability of the Company to properly address those concerns may have a material adverse effect on the Company's financial condition. See 'Business -- Expansion' and 'Business -- Properties.'


SECURED LOANS AND EXISTENCE OF LIENS ON THE COMPANY'S ASSETS


     Substantially all of the Company's assets have been pledged to a financial institution to secure certain indebtedness under a revolving line of credit facility. In the event that the Company defaults on its obligations, including the payment of principal and interest, the Company's indebtedness could be accelerated and, in certain cases, the Company's assets could be subject to foreclosure. Moreover, to the extent that the Company's assets continue to be pledged to secure outstanding indebtedness, such assets will remain unavailable to secure additional debt financing. Such unavailability may adversely affect the Company's ability to borrow in the future. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

DEPENDENCE ON ECONOMIC CONDITIONS AND CONSUMER PREFERENCES

     The Company's business is subject to economic cycles and changing consumer preferences. Purchases of discretionary audio or video products tend to decline in periods of economic uncertainty. The Company is particularly vulnerable since the Company's products are upscale and expensive. As such, any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on the Company's business, results of operations and financial condition. See 'Business.'

POSSIBLE ADVERSE EFFECTS OF GEOGRAPHIC CONCENTRATION

     The Company's retail stores are all located in the New York Metropolitan area. The Company intends to continue to concentrate its retail facilities in the same area. Accordingly, the Company is susceptible to fluctuations in its business caused by adverse economic or market conditions in this area. See 'Business -- Properties.'

ADVERSE EFFECT CAUSED BY THE DEVELOPMENT OF TECHNOLOGY

     The retail consumer electronics market is dominated by mass merchants. Historically, mass merchants have emphasized volume by selling lower performing products at lower prices. In contrast, specialty boutiques, including the Company, have emphasized selling higher quality products at higher prices. However, development of technologies, which has been extremely rapid in the electronics industry, has substantially reduced the difference between more expensive and less expensive products. Future technological advances may further reduce this difference, possibly to the point at which performance and features will be indistinguishable. Thus, there can be no assurance that the Company will be able to continue to rely on this difference to implement its operating strategy. See 'Business -- Products.'

COMPETITION


     The retail consumer electronics industry is extremely competitive. Although the Company has sought to distinguish itself by emphasizing high quality products, custom installation, and service, the Company nonetheless competes with a number of mass merchants including, but not limited to, Circuit City, Nobody Beats the Wiz, P.C. Richard & Son, J&R Music World, Tops Appliance City, and a large group of boutique stores. Many of these competitors have greater financial and management resources and marketing capabilities, including name recognition, than the Company. Additionally, there is likely to be a significant change in the local competitive environment because Circuit City has begun to open stores in the New York Metropolitan market. In order to succeed, the Company must be able to compete effectively with existing and new competitors for customers. There is no assurance that the Company will be able to successfully execute its marketing strategy and compete effectively. See 'Business -- Competition,' 'Business -- Operations,' and
'Business -- Advertising.'


IMMEDIATE AND SUBSTANTIAL DILUTION


     This Offering involves an immediate and substantial dilution to investors in the Offering. Purchasers of Shares in the Offering will incur an immediate dilution of $3.68 per Share (74%) in the net tangible book value of their investment from the per Share public offering price. Investors in the Offering will pay $5.00 per Share, as compared with an average cash price of $1.23 per Share paid by existing stockholders. See 'Dilution.'


DEPENDENCE ON KEY PERSONNEL

     The success of the Company is largely dependent upon the abilities and efforts of Franklin C. Karp, President, Joseph J. Calabrese, Executive Vice President and Chief Financial Officer, and Michael Beck, Vice President of Operations of the Company. None of these employees have an employment agreement with the Company except Mr. Karp, who will enter into a two-year employment agreement with the Company commencing on the Effective Date. The loss of the services of any of these executive officers or the services of other key management personnel could have a material adverse effect upon the Company. The Company will seek to obtain a $3,000,000 policy of 'key man' insurance on the life of Mr. Karp upon the consummation of this Offering. The Company does not maintain key man life insurance with respect to any of its other executive officers. See 'Management -- Directors and Executive Officers.'

CONTROL BY CERTAIN SHAREHOLDERS


     As of the date of this Prospectus, the largest shareholder of the Company
(HAC) holds an aggregate of approximately 85% of the outstanding shares of Common Stock. After giving effect to this Offering (excluding the exercise of the Over-Allotment Option), HAC will hold approximately 60% of the outstanding shares of Common Stock. In addition, a member and manager of HAC is the Chairman of the Company's Board of Directors. Accordingly, HAC can elect all members of the Board of Directors of the Company, control the Board, and decide any matters on which the Company's shareholders' vote is needed. See 'Management' and 'Securities Ownership of Certain Beneficial Owners and Management.'

BROAD DISCRETION OF MANAGEMENT IN APPLICATION OF PROCEEDS



     Approximately 30% of the net proceeds of the Offering will be applied to working capital and used for general corporate purposes. In addition, management may from time to time reallocate funds among the uses discussed in 'Use of Proceeds' or to new uses if it believes such reallocation to be in the Company's best interests. Accordingly, management of the Company will have broad discretion in the use of the proceeds. See 'Use of Proceeds.'



LACK OF EXPERIENCE OF REPRESENTATIVE



     The Representative has completed one public offering of securities and was the co-underwriter in another public offering since the commencement of its operations. Accordingly, the Representative does not have extensive experience as a managing underwriter of public offerings of securities. There can be no assurance that the Representative's lack of experience will not adversely affect the trading market for the Securities. See 'Underwriting.'


NO DIVIDENDS ANTICIPATED


     The Company has not paid dividends to the holders of its Common Stock in the past, and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company's revolving line of credit facility contains certain restrictions on the Company's ability to pay dividends. See 'Dividend Policy,' 'Description of Securities,' 'Capitalization' and 'Management's Discussion and Analysis of Financial Conditions and Results of Operations.'

POTENTIAL ANTI-TAKEOVER EFFECTS OF NEW YORK LAW

     Certain provisions of New York law could delay and impede the removal of incumbent directors and could make a merger, tender offer or proxy contest involving the Company more difficult, even if such event could be beneficial in the short term to the interests of the stockholders. Such provisions could limit the price that potential investors might be willing to pay in the future for the Company's securities.

ELIMINATION OF PERSONAL LIABILITIES OF DIRECTORS

     As permitted under the New York Business Corporation Law, the Company's certificate of incorporation provides for the elimination of the personal liability of the directors of the Company for damages due to breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's certificate of incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation. See 'Management -- Limitation of Liability of Directors and Indemnification of Directors and Officers; Directors and Officers Insurance.'

SHARES ELIGIBLE FOR FUTURE SALE


     All of the 2,257,833 shares of Common Stock outstanding as of the Effective Date were issued in connection with the Company's Reorganization Plan, in exchange for either a claim against, or an interest in, or a claim for an administrative expense in the Company's bankruptcy proceeding. These shares are deemed exempted securities under Section 1145 of the United States Bankruptcy Code and, therefore, are freely tradable. A sale of shares in significant amounts may have substantial adverse effects on the price of the Common Stock.


     HAC and each officer and director of the Company have entered into written agreements with the Representative that they will not publicly sell an aggregate of 1,919,191 shares of the Company's Common Stock without the prior consent of the Representative for a period of 12 months from the Effective Date as to 25% of such shares; for a period of 18 months from such date, as to an additional 25% of such shares; and for a period of 24 months from such date, as to the remaining 50% of such shares.

     As of the Effective Date, all holders of the Preferred Stock will have entered into lock-up agreements with the Representative, which agreements provide that Common Stock issued upon conversion of Preferred Stock, Warrants owned by such holders and Common Stock exercisable upon the exercise of such warrants will not be sold publicly for two years following the Effective Date or one year from the conversion (whichever is longer). The lock-up will be suspended, however, if the closing bid price of the Common Stock if traded on the NASDAQ SmallCap or the OTC Electronic Bulletin Board or the last sales price of the Common Stock if listed on the NASDAQ National Market or a national exchange, exceeds $7.50 for 45 consecutive trading days.

     InterEquity Capital Partners, L.P. ('InterEquity'), which holds 51,565 shares of the Common Stock, has agreed with the Representative not to publicly sell such Shares for a period of one year following the Effective Date.

     Certain directors, officers and employees of the Company, and Mr. E. H. Arnold will agree with the Representative not to publicly sell an aggregate of 85,000 Shares for two years following the Effective Date. A sale of Securities in significant amounts after the expiration of any lock-up agreement may have substantial adverse effects on the market price of the Common Stock and Warrants. See 'Description of Securities -- Shares Eligible for Future Sale.'

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

     The Warrants are subject to redemption by the Company at a price of $.10 per Warrant upon certain conditions. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. The holders of the Warrants will automatically forfeit their rights to purchase shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before they are redeemed. The holders of Warrants will not possess any rights as stockholders of the Company unless and until the Warrants are exercised. See 'Description of Securities -- Warrants.'

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH EXERCISE OF WARRANTS

     The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is a then current prospectus relating to the Common Stock issuable upon the exercise of the Warrants, under an effective registration statement filed with the Commission and only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company will use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Warrants of any value and cause the resale or other disposition of Common Stock issued upon the exercise of the Warrants to become unlawful. See 'Description of

Securities -- Warrants.'


LACK OF CURRENT PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICES; POSSIBLE VOLATILITY OF SECURITIES



     Although shares of the Company's Common Stock were listed and traded on the American Stock Exchange until June 1995 and subsequently traded on the OTC Electronic Bulletin Board until November 1995, currently there is no public market for the Company's Securities. Accordingly, there can be no assurance that an active trading market for the Common Stock or Warrants will develop or, if developed, will be sustained upon the completion of this Offering or that the market prices of the Securities will not decline below the public offering prices. The public offering prices of the Securities and the terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Representative, and do not necessarily bear any relationship to the Company's assets, book value, net earnings, net sales or other established criteria of value, and can not be considered indicative of the actual value of the Securities. The stock market has, from time to time, experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of particular companies. Economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant adverse impact on the market prices of the Company's Securities. See 'Underwriting.'

POSSIBLE DELISTING OF SECURITIES; PENNY STOCK REGULATION


     The Company has applied to NASDAQ and BSE for the trading of the Common Stock and the Warrants on the NASDAQ SmallCap Market and the BSE, respectively. If the listings are approved, the continued trading of the Common Stock and Warrants on NASDAQ SmallCap or BSE is conditioned upon the Company meeting certain criteria. If the Company fails to meet any of these criteria, the Common Stock and/or the Warrants could be delisted from trading on NASDAQ SmallCap or BSE, which delisting could materially adversely affect the trading market for the Common Stock and/or Warrants. There can be no assurance that the Company will meet all the criteria and its securities will not be delisted. Existing NASDAQ SmallCap maintenance criteria require, among other things, that an issuer have net tangible assets of $2 million (or alternatively net income of $500,000 in two of the most recent three fiscal years, or a market capitalization of $35 million) and that the listed security has a minimum bid price of $1.00. In the event the Common Stock or the Warrants are delisted from trading on NASDAQ SmallCap and BSE and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock or Warrants would also be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under such rule, a broker/dealer, who recommends such low-priced securities to persons other than established customers and accredited investors, must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. Additional disclosure in connection with any trades involving a penny stock is also required, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock or Warrants and the ability of purchasers in the Offering to sell their securities in the secondary market. There can be no assurance that the Company's Common Stock or Warrants will not be treated as a penny stock. See 'Underwriting.'


POSSIBLE ADVERSE IMPACT OF REPRESENTATIVE'S WARRANT


     In connection with the Offering, the Company will sell to the Representative, for nominal consideration, a Warrant ('Representative's Warrant') exercisable for 95,000 shares of Common Stock at $6.75 per share and/or 145,000 warrants at $.135 per warrant; each such warrant is identical to the Warrant except the purchase price for one Share is $7.425. The Representative's Warrant will be exercisable for a period of four years, commencing one year after the Effective Date. The Representative's Warrant will not be redeemable by the Company. The holders of the Representative's Warrant will have the opportunity to profit from a rise in the market price of the Securities, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Warrant is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably not be able to obtain additional capital on terms more favorable than those provided by the Representative's Warrant. See 'Underwriting.'


POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE COMPANY'S SECURITIES

     Although it has no legal obligation to do so, the Representative from time to time may act as a market maker and otherwise effect transactions in the Securities. Unless granted an exemption by the SEC from Regulation M under the Securities Exchange Act of 1934 (the 'Exchange Act'), the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from five business days prior to any solicitation by the Representative of the exercise of Warrants until the completion of such solicitation activity. However, under Regulation M the foregoing five-day restriction period is reduced to one day where the security has an average daily trading volume of at least 100,000 shares and the public float for the issuer's equity securities is at least $25 million. In addition, Regulation M eliminates the restrictive period where the average daily trading volume of the security is $1 million and the public float for the issuer's equity securities is at least $150 million. As a result, the Representative may be unable to continue to provide a market for the Securities during certain periods while the Warrants are exercisable. The prices and liquidity of the Securities may be adversely affected by the cessation of the Representative's market making activities.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of 950,000 shares of the Common Stock and 1,450,000 Warrants offered hereby, after deducting underwriting discounts and commissions, the Representative's non-accountable expense allowances, consulting fees, and other expenses of the Offering, are estimated to be approximately $3,718,000. The Company expects to use the net proceeds as follows:



                                                   APPROXIMATE     APPROXIMATE
                                                  DOLLAR AMOUNT    PERCENTAGE
                                                  -------------    -----------
Opening of four new retail stores(1)...........    $ 2,600,000          70%
Working Capital and general corporate
  purposes(2)..................................      1,118,000          30%
                                                  -------------        ---
                                                   $ 3,718,000         100%
                                                  -------------        ---
                                                  -------------        ---


------------------

(1) The Company plans to open four new retail stores during the 24 months following the Effective Date at an estimated cost of $650,000 per store, or $2,600,000 in the aggregate. The estimated cost of opening each new store includes the cost of leasehold improvements, including design and decoration, machinery and equipment, furniture and fixtures, security deposits, opening inventory (net of the portion to be borrowed from the Company's lender), lease acquisition expenses, preopening expenses, and additional advertising and promotion in connection with the opening. Instead of leasing and developing a new location, the Company may acquire the business of an existing consumer electronics retailer, although no agreements have been reached with any such company, and no such negotiations are pending.



(2) Possible working capital uses include inventory, advertising and other ongoing selling, general and administrative expenses, to be determined by the Company's executive officers based upon their assessment of the Company's needs.



     The amounts and timing of these expenditures may vary depending upon numerous factors including the ability of the Company to locate suitable premises or to enter into acceptable leases for the opening of new retail facilities. The foregoing represents the Company's best estimate of the allocation of the net proceeds of this Offering, based on both the expected utilization of funds necessary to finance the Company's existing activities and the Company's current objectives, as well as current economic conditions. The Company may from time to time reallocate funds among the uses discussed above or to new uses if it believes such reallocation to be in its best interests.


     Prior to the opening or acquisition of new stores, the net proceeds may be used to paydown (in full or in part) the Company's outstanding obligations under its revolving line of credit facility which permits repayment and reborrowing of funds from time to time. It is the Company's intention to re-borrow any portion of the credit facility which is paid down as the Company requires the funds. Any portion not so used will be invested in short-term money market instruments or direct U.S. Government obligations.


     Any proceeds from the exercise of the Warrants and/or the Over-Allotment Option and any income from investments will be included in the Company's working capital and used for general corporate purposes.

     The Company expects that cash flow from operations, together with the net proceeds of this Offering and amounts available under its revolving credit facility, will be sufficient to meet its cash requirements for the twenty-four month period immediately following the consummation of the Offering.

                                DIVIDEND POLICY

     The Company has paid no cash dividends to date. Both the Company's revolving line of credit facility with a commercial lender and Preferred Stock contain certain restrictions as to the Company's ability to pay dividends on Common Stock. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' Moreover, the Company currently intends to retain earnings, if any, for use in the operation and expansion of its business, and therefore, does not anticipate paying cash dividends on Common Stock in the foreseeable future. The Board of Directors may from time to time declare and the Company may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions permitted by law and provided by its Restated Certificate of Incorporation or other certificate filed pursuant to law relating thereto. The payment of dividends is within the discretion of the Board of Directors and will be dependent upon, among other things, earnings, capital requirements, financing commitments and the financial condition of the Company.


     Dividends on the Preferred Stock are cumulative from the day of original issuance, whether or not earned or declared. In the event the Board of Directors declares dividends to be paid on the Preferred Stock, the holders of the Preferred Stock will be entitled to receive semiannual dividends at the rate (the 'Preference Rate') of eighty five ($85) dollars per share payable in cash on the last business day of June and December in each year. For calendar year 1997, the Company has elected to defer the dividends. The Preference Rate for calendar year 1997 is $105 per share, which will be paid in three equal installments with interest at the rate of 8.5% per annum on the last business days of December 1998, 1999 and 2000. In addition, no dividend shall be paid, or declared, or set apart for payment upon, and no other distribution shall at any time be declared or made in respect of, any shares of Common Stock, other than a dividend payable solely in, or a distribution of, Common Stock, unless full cumulative dividends of the Preferred Stock for all past dividend periods and for the then current dividend period have been paid or have been declared and a sum sufficient for the payment thereof has been set apart. See 'Description of Securities.'

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of November 1, 1997, and as adjusted to give effect to (a) the sale of 950,000 shares of Common Stock at $5.00 per share, 1,450,000 Warrants at $.10 per Warrant offered hereby and the application of the estimated net proceeds therefrom, and (b) the Company's Preferred Stock in stockholders' equity as though the removal of a Preferred Stock redemption feature, which occurred in December 1997, had taken place on November 1, 1997. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and with 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'



                                                                                                  NOVEMBER 1, 1997
                                                                                             --------------------------
                                                                                               ACTUAL       AS ADJUSTED
                                                                                             -----------    -----------
                                                                                                    (UNAUDITED)
                                                                                                   (IN THOUSANDS)
Long-term debt, temporary equity and capital lease obligations............................     $ 2,635(2)     $ 2,239(3)
Stockholders' equity:
  Preferred Stock, $1,000 par value, 10,000 shares
    authorized, 875 shares outstanding (aggregate liquidation preference--$875,000).......          --            396
  Common Stock, $.01 par value, 10,000,000 shares authorized, 2,257,833 shares
    outstanding, actual, 3,207,833 shares outstanding, as adjusted(1).....................          23             32
  Additional paid-in capital..............................................................       3,068          6,874
  Accumulated deficit.....................................................................      (1,474)        (1,474)
                                                                                             -----------    -----------
  Total stockholders' equity..............................................................       1,617          5,828
                                                                                             -----------    -----------

  Total capitalization....................................................................     $ 4,252        $ 8,067
                                                                                             -----------    -----------
                                                                                             -----------    -----------


------------------

(1) Assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant and stock options granted or to be granted under the Company's Stock Option Plan, and no conversion of the outstanding Preferred Stock.



(2) Includes: (i) amounts due under the Company's revolving line of credit facility ($1,778,000); (ii) amounts due under a promissory note ($350,000) made by the Company to an individual, E. H. Arnold, who is a holder of Preferred Stock and a member of HAC (the selling securityholder); (iii) capital lease obligations ($41,000); (iv) cumulative Preferred Stock dividends payable ($70,000); and (v) Preferred Stock presented as temporary equity ($396,000).



(3) May be temporarily repaid in full or in part with the proceeds from this Offering until the Company opens its new retail stores. See 'Use of Proceeds.'

                                    DILUTION


     As of November 1, 1997, on a pro-forma basis to reflect the Company's Preferred Stock in stockholders' equity ('pro forma November 1, 1997'), the Company's net tangible book value (total tangible assets minus the sum of total liabilities and reorganization value in excess of amounts allocable to identifiable assets) was $430,000 or $.19 per Share. Assuming the sale of 950,000 shares of Common Stock by the Company in this Offering at $5.00 per share and 1,450,000 Warrants at $.10 per warrant and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering costs, the net tangible book value of the Company as of pro forma November 1, 1997, as adjusted, would have been $4,246,000, or $1.32 per share of Common Stock, representing an immediate increase in net tangible book value of $1.13 per share to existing stockholders and an immediate dilution of $3.68 per share (74%) to investors purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:




Assumed public offering price per share....................................................                  $5.00
Net tangible book value per share as of pro forma November 1, 1997.........................      $ .19
Increase per share attributable to new investors...........................................       1.13
                                                                                                 -----
Net tangible book value per share as adjusted after giving effect to the Offering..........                   1.32
                                                                                                             -----
Dilution in net tangible book value per share to new investors.............................                  $3.68
                                                                                                             -----
                                                                                                             -----


     The following table sets forth, as of the Effective Date on a pro forma basis, giving effect to this Offering, the number of shares of Common Stock purchased from the Company, the total cash consideration paid to the Company and the average price per share paid by the existing stockholders and the purchasers of the Common Stock in this Offering.


                                                                SHARES                   TOTAL
                                                               ACQUIRED           CONSIDERATION PAID
                                                         --------------------    ---------------------     AVERAGE PRICE
                                                          NUMBER      PERCENT      AMOUNT      PERCENT       PER SHARE
                                                         ---------    -------    ----------    -------    ---------------
Existing stockholders.................................   2,257,833      70.4%    $2,770,000      36.8%         $1.23
New investors(1)......................................     950,000      29.6%     4,750,000      63.2%         $5.00
                                                         ---------    -------    ----------    -------
Total.................................................   3,207,833     100.0%    $7,520,000     100.0%
                                                         ---------    -------    ----------    -------
                                                         ---------    -------    ----------    -------


------------------
(1) Assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant and stock options granted or to be granted under the Company's Stock Option Plan, and no conversion of the outstanding Preferred Stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. When used herein, the words 'anticipate,'

'believe,' 'estimate,' and 'expect' and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in 'Risk Factors' and should be read in conjunction with, and is qualified in its entirety by, the Company's financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Historical results are not necessarily indicative of trends in operating results for any future period.


GENERAL



     On November 13, 1996, the Company emerged from its Chapter 11 Bankruptcy proceeding. The Company's Reorganization Plan provides that the Company change its fiscal year end from the Saturday closest to January 31 to the Saturday closest to October 31. On October 26, 1996, the Company adopted Fresh Start Reporting. The following discussion should be read in conjunction with the Company's audited financial statements for the fifty-three weeks ended November 1, 1997 and the thirty-nine week period ended October 26, 1996, appearing elsewhere herein. The unaudited financial information for the fifty-two week period ended October 26, 1996 and the thirty-nine weeks ended October 28, 1995 is presented for comparison purposes only.



STATEMENTS OF OPERATIONS DATA:



                                                                  POST
                                                               BANKRUPTCY                  PRE BANKRUPTCY
                                                               -----------    -----------------------------------------
                                                               FIFTY-THREE    FIFTY-TWO      THIRTY-NINE    THIRTY-NINE
                                                               WEEKS ENDED    WEEKS ENDED    WEEKS ENDED    WEEKS ENDED
                                                               NOVEMBER 1,    OCTOBER 26,    OCTOBER 26,    OCTOBER 28,
                                                                  1997            1996         1996            1995
                                                               -----------    -----------    -----------    -----------
                                                                              (UNAUDITED)                   (UNAUDITED)
                                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Net sales...................................................   $   15,398       $14,025        $ 9,263        $11,107
Cost of sales...............................................        9,765         9,230          6,095          7,312
                                                               -----------    -----------    -----------    -----------
Gross profit................................................        5,633         4,796          3,168          3,795
Gross profit percentage.....................................         36.6%         34.2%          34.2%          34.2%
Interest expense............................................          325           506            356            307
Selling, general and administrative expenses................        6,706         6,473          4,937          5,782
Other income................................................           73            96             88             78

                                                               -----------    -----------    -----------    -----------
Loss before reorganization expenses, fresh start adjustments
  and extraordinary item....................................       (1,325)       (2,087)        (2,037)        (2,216)
Reorganization expenses, net................................           --          (885)          (247)          (520)
Fresh start adjustments.....................................           --         1,858          1,858             --
Extraordinary gain on forgiveness of debt...................           --         5,339          5,339             --
                                                               -----------    -----------    -----------    -----------
Net (loss) income...........................................       (1,325)        4,225          4,913         (2,736)
Accretion of Preferred Stock................................          (78)           --             --             --
Preferred Stock dividend requirement........................          (71)           --             --             --
                                                               -----------    -----------    -----------    -----------
Net (loss) income attributable to Common Stock..............   $   (1,474)      $ 4,225        $ 4,913        $(2,736)
                                                               -----------    -----------    -----------    -----------
                                                               -----------    -----------    -----------    -----------
Net (loss) per common share.................................   $     (.65)
                                                               -----------
                                                               -----------
Weighted average number of common shares and common stock
  equivalent shares outstanding during the period (1).......    2,257,833


------------------

(1) Common stock equivalent shares were not considered, since their inclusion would be anti-dilutive.

BALANCE SHEET DATA:



                                                                              UNAUDITED                ACTUAL
                                                                             AS ADJUSTED     ---------------------------
                                                                             NOVEMBER 1,     NOVEMBER 1,     OCTOBER 26,
                                                                               1997(1)           1997           1996
                                                                             ------------    ------------    -----------
                                                                                                   (IN THOUSANDS)
Working capital...........................................................     $  4,963         $1,215         $ 1,436
Total assets..............................................................       11,130          7,314           7,167
Long-term liabilities including capital leases............................        2,364          2,364             942
Total liabilities and temporary equity....................................        5,301          5,697           3,757
Total shareholders' equity................................................        5,828          1,617           3,410



------------------

(1) To give effect to the receipt and application of the net proceeds of the Offering, and assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant and stock options granted or to be granted under the Company's stock option plan, and no conversion of outstanding Preferred Stock. Also reflects the Company's Preferred Stock in stockholders' equity as though the removal of a Preferred Stock redemption feature, which occurred in December 1997, had taken place on November 1, 1997.



FIFTY-THREE WEEKS ENDED NOVEMBER 1, 1997 (SUCCESSOR) AS COMPARED TO THE FIFTY-TWO WEEKS ENDED OCTOBER 26, 1996 (UNAUDITED--PREDECESSOR)



     The fiscal year ended November 1, 1997 is a fifty-three week year as compared to fifty-two weeks for the prior year.



     Net (Loss) Income. The net loss for the fifty-three weeks ended November 1, 1997 was $1,325,000 as compared to net income of $4,225,000 for the fifty-two weeks ended October 26, 1996. Net income for the fifty-two weeks ended October 26, 1996, includes an extraordinary gain on forgiveness of debt of $5,339,000 and the effect of certain fresh start adjustments relating to the company's successful reorganization increasing net income by $1,858,000. Net reorganization expenses relating to the Company's Chapter 11 process for the fifty-two weeks ended October 26, 1996 were $885,000. There were no reorganization expenses for the fifty-three weeks ended November 1, 1997.



     Revenues. Net sales for the fifty-three weeks ended November 1, 1997 increased 9.8% or $1,373,000 over the fifty-two weeks ended October 26, 1996, despite 1996 consisting of revenues from five established stores as compared to 1997 revenues, which consisted of only three established stores and the new store in Greenwich, Connecticut, which opened in January 1997. Comparable store sales for the fifty-three weeks ended November 1, 1997 increased by 26.7% or $2,786,000 as compared to the fifty-two weeks ended October 26, 1996. The increase in the Company's revenues is attributable to increases in the volume of goods and services sold, and to a lesser extent, changes in product lines. The prices of its goods and services have remained relatively constant. In 1996, the Company operated in Chapter 11 and at times during the year did not have adequate inventory levels. The Company believes it currently has adequate inventory levels to support sales.



     Management believes that the increase in sales in fiscal 1997 is due primarily to the Company's marketing campaign where emphasis is placed on the quality of its manufacturers' products, new technologies, service, and custom installation of home theater and multi-room audio/video systems. The Company offers its customers who qualify, a Harvey credit card which is issued by an unrelated finance company. The Company continuously offers consumers using the Harvey credit card 90 days interest-free financing on any purchases. As a promotion, the Company, from time to time, offers consumers using the Harvey credit card attractive financing alternatives of 6 or 12 month interest-free financing on specific products. The Company pays the finance company a fee in connection with the interest-free financing. For the five-month period ended November 1, 1997, the estimated cost to the Company, net of contributions to the Company made by manufacturers, for the 6 or 12 month financing was approximately $30,000. Additional direct mail promotions were also successful during the period.



     Costs and Expenses. Total cost of sales for the fifty-three weeks ended November 1, 1997 increased 5.8% or $535,000 from the fifty-two weeks ended October 26, 1996. This was primarily the result of increased comparable store sales offset by store closings.

     Gross profit margin for the fifty-three weeks ended November 1, 1997 was 36.6%, as compared to 34.2% for the fifty-two weeks ended October 26, 1996. The gross profit margin has increased as a result of the Company's marketing campaign where product quality is emphasized rather than price. The gross margin also increased as a result of increased sales of custom installation which has higher gross profit margins. Additionally, an increase was realized from merchandising changes made in late 1996 and throughout 1997, where new higher margin products from new manufacturers were added and lower margin products, such as camcorders, cellular phones, and home office equipment, were eliminated.



     Selling, general and administrative expenses increased 3.6% or $233,000 for the fifty-three weeks ended November 1, 1997 as compared to the fifty-two weeks ended October 26, 1996. Comparable store selling, general and administrative expenses increased 12.2% or $631,000 for the fifty-three weeks ended November 1, 1997 as compared to the fifty-two weeks ended October 26, 1996. The fifty-three weeks ended November 1, 1997 includes net advertising expenses of $401,000, as compared to $221,000 for the fifty-two weeks ended October 26, 1996. Additionally, the fifty-three weeks ended November 1, 1997 includes an aggregate amount for management fees and amortization of reorganization value in excess of amounts allocable to identifiable assets of $96,000. The Company incurred no expense for these items during the fifty-two weeks ended October 26, 1996. Payroll and payroll related expenses increased 15.2% or $418,000 for the fifty-three weeks ended November 1, 1997 as compared to the fifty-two weeks ended October 26, 1996. This was primarily the result of additional commissions and incentives on increased sales and gross margins and the hiring of additional sales, warehouse and custom installation personnel. The Company also hired a full-time Vice President of Operations in June 1996.



     Interest expense decreased 35.8% or $181,000 for the fifty-three weeks ended November 1, 1997, as compared to the fifty-two weeks ended October 26, 1996. Interest expense decreased primarily from the reduction of debtor-in-possession financing, including the loan servicing fees due to HAC in the current period (which was converted to equity). The decrease was offset by interest on a $350,000 loan made by E. H. Arnold, a Preferred Stockholder and member of HAC, during February and March 1997.



THIRTY-NINE WEEKS ENDED OCTOBER 26, 1996 (PREDECESSOR) AS COMPARED TO THIRTY-NINE WEEKS ENDED OCTOBER 28, 1995 (PREDECESSOR)



     Net Income (Loss). Net income for the thirty-nine weeks ended October 26, 1996 was $4,913,000 as compared to a net loss of $2,736,000 for the comparable period in 1995. Net income for the thirty-nine weeks ended October 26, 1996, includes an extraordinary gain on forgiveness of debt of $5,339,000 and the effect of certain fresh start adjustments increasing net income by $1,858,000, relating to the Company's successful reorganization. Net reorganization expenses relating to the Company's Chapter 11 process for the thirty-nine weeks ended October 26, 1996 were $247,000 as compared to $520,000 for the comparable period in 1995.



     Revenues. Net sales for the thirty-nine weeks ended October 26, 1996 decreased 16.6% or $1,844,000, as compared to the same period in 1995. This decrease primarily related to four store closings relating to the reorganization process and the reduction of lower margin corporate sales. Comparable store sales for the thirty-nine weeks ended October 26, 1996 remained the same as compared to the prior period, despite the difficulty in obtaining adequate levels of inventory, the negative effects of the Chapter 11 reorganization and the difficult market conditions experienced throughout the consumer electronics industry.



     Cost and Expenses. Cost of sales for the thirty-nine weeks ended October 26, 1996 decreased 16.7% or $1,218,000 from the same period in 1995. This decrease was primarily due to the store closings and reduced corporate sales as mentioned above. Gross margins for the thirty-nine weeks ended October 26, 1996 and October 28, 1995 remained consistent at 34.2%.



     Selling, general and administrative expenses for the thirty-nine weeks ended October 26, 1996 decreased 14.6% or $845,000 as compared to the comparable period in 1995. This decrease was due to store closings and the Company's ongoing cost reduction program, offset by an additional $358,000 of advertising expense incurred to reposition the Company during its reorganization process in 1996.

     Interest expense for the thirty-nine weeks ended October 26, 1996 increased 15.9% or $49,000 from the comparable period in 1995. This is primarily the result of a full year of debtor-in-possession financing from HAC. In the prior year, as a result of the reorganization process, interest on all liabilities subject to compromise also ceased accruing on August 3, 1995.



LIQUIDITY AND CAPITAL RESOURCES



     On November 13, 1996, the Court confirmed the Reorganization Plan ('Confirming Date'). The effective date of the Reorganization Plan was December 26, 1996. Prior to the effective date of the Reorganization Plan ('Reorganization Date'), all of the Company's old shares of common and preferred stock were canceled. The Company simultaneously amended its Certificate of Incorporation and is authorized to issue 10,010,000 shares consisting of 10,000 shares of 8 1/2% Cumulative Convertible Preferred Stock with a par value of $1,000 per share and 10,000,000 shares of Common Stock with a par value of $.01 per share.



     The Reorganization Plan provided for the redistribution of Common Stock as follows:



      Prior to the Reorganization Date, the new shares of common stock in Harvey Electronics, Inc. were issued as follows:



      2,000,000 shares were issued to HAC in satisfaction of the $2,822,500 of subordinated secured financing provided to the Company during its reorganization process.



      186,306 shares were issued to the Company's unsecured creditors in satisfaction of prepetition liabilities compromised.




      19,962 shares were issued to the Company's former shareholders.



      InterEquity Capital Partners, L.P. ('InterEquity'), a prereorganization subordinated secured debtholder, received 51,565 shares of Common Stock as payment in full of an allowed finders fee.



      Prior to the Reorganization Date, 875 shares of the Company's Preferred Stock were issued to the Company's prereorganization subordinated secured debt holders in exchange for $875,000 of such debt. The reorganization carrying value of the Preferred Stock has been estimated to be $318,000 based on a sale of such security, independent of the Company, for 36% of stated value. The difference between the carrying amount of the prereorganization debt and the reorganization carrying value has been included with the extraordinary gain on forgiveness of debt in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.



      Convenience claims of $1,000 or less were paid in cash approximately $20,000. The Reorganization Plan also provided for cash distribution ($452) of $1.00 to any former shareholders holding 100 or fewer shares of the Company's old common stock.



      As a result of the operational restructuring, the Company recorded reorganization expenses for the thirty-nine weeks ended October 26, 1996 of $497,206. Such charges consisted of costs associated with professional fees, and the write-off of property, equipment, other assets and certain receivables. Additionally, the Company recorded income from the sale of a lease during the thirty-nine weeks ended October 26, 1996 in the amount of $250,000.



      Liabilities subject to compromise immediately preceding the Reorganization Plan ($4,782,000), were satisfied with the issuance of common stock as noted above and the related forgiveness of debt has been recorded as an extraordinary gain in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.



      The balance sheet as of October 26, 1996 was prepared based on Fresh Start Reporting which was adopted on the Confirmation Date and applied as of October 26, 1996, the end of the accounting period closest to the Confirmation Date. The Company has adopted Fresh Start Reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, 'Financial Reporting by Entities in Reorganization under the Bankruptcy Code.' The Company adopted Fresh Start reporting because the holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value was less than its postpetition liabilities and allowed claims. Fresh Start Reporting has resulted in changes to the balance sheet, including valuation of assets and liabilities at fair market value and valuation of equity based on the reorganization value of the ongoing business, and accordingly, the financial statements for periods prior and subsequent to the adoption of Fresh Start accounting are not comparable.



      The reorganization value of the Company was determined based on the consideration received from HAC to obtain its ownership in the Company. A carrying value of $318,000 was assigned to the Preferred Stock. Subsequent to the Reorganization Date, the Company issued an additional 51,565 shares of Common Stock to InterEquity, as authorized by the Court, for an approved finders fee. The excess of the reorganization value over the fair value of net assets and liabilities ($1,582,440 at November 1, 1997) is reported as 'Reorganization value in excess of amounts allocable to identifiable assets'. See Note 1 to the financial statements for further information.



      The Company's ratio of current assets to current liabilities was 1.41 at November 1, 1997 as compared to 1.51 at October 26, 1996. The decrease in the current ratio at November 1, 1997 is primarily due to the net cash used in operating activities as a result of the Company's net loss for the year, partially offset by working capital provided by the Company's line of credit facility.



      Since its reorganization, despite higher levels of sales and improved gross margins, the Company experienced a net use of cash from operating activities of $550,000 for the fifty-three weeks ended November 1, 1997 as compared to $572,000 for the thirty-nine weeks ended October 26, 1996.



      Investing activities resulted in a net use of cash of $663,000 for the fifty-three weeks ended November 1, 1997 as compared to a net use of cash of $65,000 for the thirty-nine weeks ended October 26, 1996. The increase in cash used for 1997 was primarily due to the purchases of property and equipment relating to the opening of the new store in Greenwich, Connecticut.




      Financing activities resulted in an increase in net cash of $1,220,000 for the fifty-three weeks ended November 1, 1997 as compared to an increase of $891,000 for the thirty-nine weeks ended October 26, 1996. This increase was primarily the result of additional net borrowings from the revolving line of credit facility and a note from a preferred stockholder and member of HAC, offset by increased payments of Chapter 11 obligations.



      On November 5, 1997, the Company entered into a three-year revolving line of credit facility with Paragon Capital L.L.C. ('Paragon'), pursuant to which the Company may borrow up to $3,300,000 based upon a lending formula (as defined), calculated on eligible inventory. Proceeds received from Paragon were used to satisfy the balance under the credit facility with the Company's previous lender, Congress Financial Corporation ('Congress') and for working capital purposes. The Paragon facility provides an improved advance rate on the Company's inventory, which resulted in additional financing of approximately $750,000 (after expenses) above the amount previously available under the Congress facility. The interest rate on borrowings up to $2,500,000 is 1% over the prime rate of Norwest Bank Minnesota, National Association but in no event less than eight (8%) percent per annum. The rate charged on outstanding balances over $2,500,000 is 1.75% above this prime rate. As of the closing, a commitment fee in the amount of $49,500 was paid by the Company. A facility fee of three-quarters of one percent (.75%) of the maximum credit line will be charged on each anniversary date. Monthly maintenance charges of $2,750 and a termination fee also exist under the facility.



      The maximum amount of borrowing available to the Company under this line is limited to formulas prescribed in the loan agreements. The Company's maximum borrowing availability is equal to 75% of acceptable inventory, minus the then unpaid principal balance of the loan, minus the then aggregate of such availability reserves as may have been established by Paragon, minus the then outstanding stated amount of all letters of credit.



      Pursuant to the credit facility, the Company must maintain certain levels of inventory, trade accounts payable, inventory purchases, net income or loss and minimum gross profit margins. Additionally the Company's capital expenditures, assuming no retail store expansion, may not exceed $125,000 for fiscal 1998.



      Paragon obtained a senior security interest in substantially all of the Company's assets. The revolving line of credit facility provides Paragon with rights of acceleration upon the breach of certain financial covenant or the occurrence of certain customary events of default including, among others, the event of bankruptcy. The Company is also restricted from paying dividends on Common Stock, retiring or repurchasing its Common Stock, and entering into additional indebtedness (as defined).



      Paragon also received a warrant to purchase 125,000 shares of Common Stock at an exercise price of $5.50 per share subject to adjustment under certain circumstances, which is currently exercisable and expires on April 3, 2001. Paragon's warrant and the underlying shares have not been registered under the Securities Act.



      The amount outstanding under the Paragon revolving line of credit facility as of January 28, 1998 is approximately $1,954,000.



      The Company's management believes that the Company's overhead structure has the capacity to support additional stores without significant increase in cost and personnel, and, consequently, the revenues and profit from new stores will have a positive impact on the Company's operations. Based on such belief of the Company's management, the Company intends to utilize the net proceeds from the proposed Offering to open four new retail stores.



     The Company's management estimates that the total cost of opening a retail store is $650,000, or $2,600,000 for the four planned stores. The estimated cost of opening each new store includes the cost of leasehold improvements, including design and decoration, machinery and equipment, furniture and fixtures, security deposits, opening inventory (net of the portion to be borrowed from the Company's lenders), lease acquisition expenses, pre-opening expenses and additional advertising and promotion in connection with the opening.



      As an alternative to leasing and developing new stores, the Company will consider acquiring the business of existing electronics retailers. Notwithstanding, the Company is not engaged in any negotiations and has not signed any agreement regarding any such potential acquisition.



      Management believes that the net proceeds from the proposed Offering, plus cash flow from operations and funds made available under the credit facility, will be sufficient to meet the Company's anticipated working capital needs and expansion plan through the twenty-four month period immediately following the consummation of this Offering.




      During the periods presented, the Company was not significantly impacted by the effects of inflation or seasonality.

                                    BUSINESS

SUMMARY

     Harvey Electronics, Inc. is engaged in the retail sale, service and custom installation of high quality audio, video and home theater equipment. The equipment includes high fidelity components and systems, video cassette recorders ('VCR'), digital versatile disc players ('DVD'), direct view and projection television sets, audio/video furniture, digital satellite systems, conventional telephones and related accessories. The Company has been engaged in this business in the New York Metropolitan area for seventy years. The Company currently operates four retail stores. The two Manhattan stores are located on Broadway at 19th Street and on 45th Street at Fifth Avenue. Its other two stores are located on Route 17 in Paramus, New Jersey and on West Putnam Avenue in Greenwich, Connecticut.

     The Company's stores are designed to offer an attractive and pleasing environment and to display its products in realistic home settings commonly known in the industry as 'lifestyle home vignettes.' Sales personnel are highly trained professionals with extensive product knowledge. This contrasts sharply with a more rushed atmosphere and lesser-trained personnel of mass merchants.

     The Company intends to utilize the net proceeds from this Offering to open or acquire four additional retail stores within twenty-four months. The Company plans to locate these new stores in affluent suburbs similar to Greenwich, Connecticut, such as the north shore of Long Island, New York; Monmouth County, New Jersey; Westchester County, New York; and southern Connecticut.

     On August 3, 1995, the Company (then known as The Harvey Group Inc. and its subsidiaries) filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York ('Court'). This filing was the result of certain factors including but not limited to: (i) the negative effect of a $2,138,000 judgment entered against the Company; (ii) liabilities arising from The Harvey Group Inc. and its discontinued food brokerage division, which remained obligations of the Company, the payment of which significantly reduced cash; (iii) the recession of the early 1990's coupled with a soft market in the consumer electronics industry, all of which resulted in losses and a shortage of cash flow; and (iv) the delisting (in June, 1995) of the Company's Common Stock from the American Stock Exchange, which delisting rendered a proposed $4.2 million equity placement untenable.

     On November 13, 1996, the Court confirmed the Company's Reorganization Plan. The effective date of the Reorganization Plan was December 26, 1996, at which time the Company emerged from its Chapter 11 reorganization. At that time, Harvey Sound, Inc., the Company's subsidiary, merged into The Harvey Group Inc. and the name of the merged entity was changed to Harvey Electronics, Inc.

PRODUCTS


     The Company offers its customers a wide selection of high-quality consumer audio, video and home theater products, the distribution of which is limited to specialty retailers (generally referred to in the industry as 'esoteric brands'). The Company, based on information provided to it by each vendor, is one of the country's largest retailers of 'esoteric brands' manufactured by Bang and Olufsen, Marantz, McIntosh, Meridian and Adcom, whose products the Company has sold for a number of years. The Company believes that it benefits from strong working relationships with these manufacturers.



     For the fifty-three weeks ended November 1, 1997, the Company's audio product sales represent approximately 74% of the Company's net sales and yield gross profit margins of approximately 38%. The Company's video product sales represent approximately 23% of the Company's net sales and yield gross profit margins of approximately 23%. The Company also provides custom installation of products it sells. Approximately 17% of net product sales currently involve custom installation. The labor portion of custom installation presently represents approximately 3% of net sales. The Company also sells extended warranties on behalf of third party providers. Sales of extended warranties which yield a gross profit margin in excess of 50%, represent between 1% and 2% of the Company's net sales.

     The following table shows, by percentage, the Company's net product sales attributable to each of the product categories for the period indicated. Audio components include speakers, subwoofers, receivers, amplifiers, pre-amplifiers, compact disc players, cassette decks, turntables and tuners. The Company also sells digital satellite systems (DSS) which are included in the VCR/DVD/DSS category. Accessories primarily include headphones, surge protectors, blank audio and videotapes and projection screens. The miscellaneous category includes conventional telephones, answering machines, radios and other portable products.


                                                                     FIFTY-THREE WEEKS ENDED    THIRTY-NINE WEEKS ENDED
                         PRODUCT CATEGORY                               NOVEMBER 1, 1997           OCTOBER 26, 1996
------------------------------------------------------------------   -----------------------    -----------------------
Audio Components..................................................              53%                        51%
Mini Audio Shelf Systems..........................................               6%                         7%
TV and Projectors.................................................              16%                        18%

VCR/DVD/DSS.......................................................               6%                         5%
Furniture.........................................................               4%                         5%
Cable and Wire....................................................               5%                         4%
Accessories.......................................................               6%                         4%
Extended Warranties...............................................               1%                         2%
Miscellaneous.....................................................               3%                         4%
                                                                               ---                        ---
                                                                               100%                       100%
                                                                               ---                        ---
                                                                               ---                        ---


     The percentage of sales by each product category is affected by promotional activities, consumer preferences, store displays, the development of new products and elimination or reduction of existing products and, thus, a current sales mix may not be indicative of the future sales mix.

     The Company believes that it is well positioned to benefit from advances in technologies because new technologies tend to be expensive when first introduced and the Company's target customers desire and can afford such products. Three new technologies, DVD, flat screen television, and high definition television, have recently been, or will shortly be, introduced. The DVD player provides enhanced picture and sound quality in a format far more convenient and durable than videotape. The flat screen television expected to be introduced in 1998 allows a 40 inch television to be only six inches from front to back. This allows the set to be far less obtrusive and more easily integratable into the home. High definition television, which is expected to significantly improve picture quality, is expected to be introduced in the next year or two.

     The Company intends to continue its recent emphasis on custom installation which can extend from a single room audio/video system to an entire house with a combined selling price of installation, labor and product from about $5,000 to in excess of $100,000. The Company believes custom installation provides the opportunity to bundle products and increase margins. For example, rather than just selling a television with an approximate gross profit margin of 23%, custom installation enables the Company to sell to the same customer speakers at a margin exceeding 40%, accessories at a margin approximating 50% and installation labor with margins of over 60%.

     Custom installation projects frequently expand on-site, based on customers' desires during the installation. A single room home theater, for example, during the course of the installation can grow into a multi-room system with increased margins.

     Offering custom installation affords the Company a unique selling opportunity not only because it may not be available at mass merchants, but also because custom installation can generate repeat customers and customer referrals. Due to the complexity of the installation provided by the Company, customers generally remain with the Company, providing the opportunity to sell upgrades to existing customers. The recent introduction of DVD players and advanced televisions, as well as other emerging technologies, present significant opportunities for such upgrades.

OPERATIONS

     Supplies, Purchasing and Distribution


     The Company purchases its products from approximately eighty manufacturers, ten of which accounted for approximately 56% of the Company's purchases for the fifty-three weeks ended November 1, 1997. These ten manufacturers are Adcom, Bang & Olufsen, KEF, Marantz, McIntosh, Meridian, Mitsubishi, Monster Cable, Pioneer Elite and Sony. No individual manufacturer accounted for more than 10% of the Company's purchases for the fifty-three weeks ended November 1, 1997, but Sony, Bang & Olufsen, Marantz, Mitsubishi and Pioneer Elite each accounted for more than five (5%) percent of purchases for such period.



     The Company has entered into substantially identical dealer agreements with each of Marantz America, Inc., Audio Control, Sony, Cinemapro Corporation, Mitsubishi Electronics America, Inc., NAD Electronics of America, Lenbrook America, LLC (a distributor of KEF products), Pioneer Electronics (USA), Inc., Bang & Olufsen of America, Inc. and Niles Audio Corporation, Inc. Under each dealer agreement, the Company is authorized to sell the manufacturer's products from specified retail locations to retail customers and cannot sell the products by telephone or mail order. Each agreement is for a term of a year or two, subject to renewal or extension.



     Under the dealer agreement between the Company and Mitsubishi, the Company is required to purchase an aggregate of $400,000 of equipment annually, subject to an increase. The Company's dealer agreement with Niles Audio requires the Company to purchase at least $300,000 of equipment per year. The Company's dealer agreement with Bang & Olufsen requires the Company to purchase $160,000 of equipment annually.


     The Company believes that competitive sources of supply would be available for many of the Company's products if a current vendor ceased to supply to the Company. However, a loss of a major source of supply of limited distribution product could have an adverse impact on the Company. The loss of Bang & Olufsen as a supplier to the Company would have a significant adverse effect to the Company because of the uniqueness of Bang & Olufsen's products.

     Due to the Company's strong relationships with many of its suppliers and its volume of purchases, the Company has also been able to obtain additional manufacturers' rebates based on volume buying levels. On occasion, the Company has been able to negotiate favorable terms on larger purchases, such as extended payment terms, additional cooperative advertising contributions or lower prices, particularly on large purchases. In addition to being a member of a consumer electronics industry buying group called Home Theater Specialists of America

(HTSA), the Company is also a member of Professional Audio Retailers Association
(PARA) and Custom Electronics Design Installation Association (CEDIA), both of which provide the Company with additional training in sales and technology.

     Purchases are received at the Company's 5,500 sq. ft. warehouse located in Fairfield, New Jersey. Merchandise is distributed to the Company's retail stores at least twice a week (and more frequently, if needed), using the Company's employees and equipment.

     The Company's management information system tracks current levels of sales, inventory, purchasing and other key information and provides management with information which facilitates merchandising, pricing, sales management and the management of warehouse and store inventories. This system enables management to review and analyze the performance of each of its stores and sales personnel on a periodic basis. The central purchasing department of the Company monitors current sales and inventory at the stores on a daily basis. In addition, the Company currently conducts a physical inventory two times a year and between such physical inventories it conducts monthly and daily cycle counts on selected types of inventory. The purchasing department also establishes appropriate levels of inventory at each store and controls the replenishment of store inventory based on the current delivery or replenishment schedule.


     The Company historically has not had material losses of inventory and does not experience material losses due to cost and market fluctuations, overstocking or technology. The Company's inventory turnover for the fifty-three week period ended November 1, 1997, was approximately 2.9 times. The Company has begun to formulate a plan with its software and service provider to address the risks associated with the year 2000 computer issue as it affects the Company's management information system, the cost of which is not expected to be significant.

     Sales and Store Operations

     Retail sales are primarily made for cash or by major credit cards. Revenues are recorded by the Company when the product or service is delivered or rendered to customers. Customer deposits are recorded as liabilities until the product is delivered, at which time a sale is recorded and the liability for the customer deposit is relieved.


     In addition, customers who qualify can obtain longer term financing with a Harvey credit card, which the Company makes available to its customers. The Harvey credit card is issued by an unrelated finance company, without recourse to the Company. The Company also periodically, as part of its promotional activities, makes manufacturer, (i.e. Mitsubishi), sponsored financing available to its customers. Generally, the cost of such financing is paid for by the Company, but manufacturers periodically participate with, and contribute to the

Company in financing these promotions.


     Each store is operated by a store manager and a senior sales manager. Store managers report to a Vice President of Operations who oversees all sales and store operations, and who is further responsible for sales training and the hiring of all retail employees. Every company store has at least one in-home audio/video specialist who will survey the job site at a customer's home, design the custom installation and provide a cost estimate. Each store independently services its custom installations through a project manager and experienced installers employed at the store. All stores are staffed with professionally trained salespeople and warehouse personnel. Salespeople are paid a base salary plus commission based on gross margins.

     All stores have an on-line point of sale computer system which enables the store managers and corporate headquarters to track sales, margins, inventory levels, customer deposits, back orders, merchandise on loan to customers, salesperson performance and customer histories. Store managers perform sales audit functions before reporting daily results to the main office in Lyndhurst, New Jersey.

     Services and Repairs

     Products under warranty are delivered to the appropriate manufacturer for repair. Other repairs are sent to the manufacturers or an independent repair company. Revenues from non-warranty services are not material.


     The Company offers an extended warranty contract for most of the audio, video and other merchandise it sells which extended warranty contract provides coverage beyond the manufacturer warranty period. Extended warranties are provided by an unrelated insurance company on a non-recourse basis to the Company. The Company collects the retail sales price of the extended warranty contract from customers and remits the customer information and the cost of the contract to the insurance company. Sales of extended warranty contracts represent between 1% and 2% of the Company's net sales. The warranty obligation is solely the responsibility of the insurance company.


COMPETITION


     The Company competes in the New York Metropolitan area with mass merchants, mail order houses, discount stores and numerous other consumer electronics specialty stores. The retail electronics industry is dominated by large retailers with massive, 'big box' retail facilities which aggressively discount mass merchandise. These retailers operate on narrow profit margins and high volume, driven by aggressive advertising emphasizing low prices. While nationwide industry leaders are Circuit City and Best Buys, the New York region has been dominated by local chains including P.C. Richard & Son, Nobody Beats the Wiz, J&R Music World and Tops Appliance. There is likely to be a significant change in the local environment inasmuch as Circuit City has begun to open stores in the New York market. The Company believes that it is the largest retailer of 'esoteric brands' in the New York metropolitan area.



     Many of the competitors sell a broader range of electronic products, including computers, camcorder and office equipment, and many have substantially larger sales and greater financial and other resources than the Company. The Company competes by positioning itself as a retailer of high quality limited distribution audio and video products and by offering services such as custom installations which are not generally offered by the mass merchants.

     Very few, if any, of the audio products sold by the Company, other than radios and other portable products, are available at the mass merchants. Of the major video products sold by the Company, generally only Sony and Mitsubishi televisions are sold by the mass merchants.

     The Company seeks to reinforce its positioning by displaying its products in lifestyle home vignettes in an attractive and pleasing store environment and by offering personalized service through trained sales personnel who are fully familiar with all of the Company's products.

ADVERTISING

     During the late 1980's and early 1990's, the Company introduced lesser quality product lines to become more price competitive. This strategy placed it in direct competition with mass merchants. This strategy sent a mixed message to the traditional customers of the Company. Commencing in late 1995 the Company refocused its operations by returning to its traditional marketing strategy.

     The Company now uses smaller, but more frequent advertising, emphasizing image, products, and technology in the New York Times, Wall Street Journal, Village Voice, and New York Magazine. The Company also distributes direct mail advertising several times a year to reach its customer database of over 100,000. Some of the direct mail promotions are for specific manufacturers, products, or technology, and are supported by the manufacturers.

     Both the print and direct mail advertising consistently offer attractive financing alternatives on purchases on credit without interest for six or twelve months. The Company also maintains an Internet site on the World Wide Web, at http://www.harveyonline.com. The site promotes the Company's manufacturers and their products as well as the Company's retail stores and custom installation services.

     The following table shows the Company's gross advertising costs and net advertising expense as a percentage of net sales for the periods presented. Net advertising expense represents gross advertising cost less market development funds, cooperative advertising and other promotional amounts received from the manufacturers.



                                                                     FIFTY-THREE WEEKS ENDED    THIRTY-NINE WEEKS ENDED
                                                                        NOVEMBER 1, 1997           OCTOBER 26, 1996
                                                                     -----------------------    -----------------------
Gross Advertising Costs...........................................         $ 1,048,000                 $ 690,000
Net Advertising Expenses..........................................         $   401,000                 $ 358,000
Percentage of Net Sales...........................................                2.6%                      3.9%



     As the Company repositioned itself during and after its reorganization, it incurred additional advertising costs for the fifty-three weeks ended November 1, 1997 as compared to the thirty-nine weeks ended October 26, 1996. The Company has retained an outside advertising agency who is paid a monthly retainer of $9,000 plus approved expenses. This agreement expires January 31, 1999.


EXPANSION

     The Company intends to utilize the net proceeds from this Offering to open four new retail stores, expected to be in leased premises within twenty four months following the Consummation of this Offering. The design and layout of the new stores is expected to be similar to the Company's Greenwich, Connecticut store, which was opened in early 1997. The Company plans to locate these new stores in affluent suburbs similar to Greenwich, Connecticut such as the North Shore of Long Island and Westchester County in New York, Monmouth County in New Jersey and southern Connecticut.

     The Company has preliminarily identified these general locations as potential sites for the new stores because the demographics of these areas are consistent with what the Company believes to be its target customer base and because these areas are served by the media in which the Company already advertises. By spreading the advertising costs over more stores and greater revenues, the Company believes it will receive better value for its advertising expenditures. It is also believed that its overhead structure can support additional stores without significant increase in cost or personnel. Therefore, the revenues and profit from operating new stores should have a positive impact on the Company's results of operations. However, expansion entails significant risks including an increase in rent and expenses related to the operation of a particular store. There can be no assurance that new stores, if opened, will, in fact, generate sufficient revenue to cover the operating expenses incurred by such stores, or contribute positively to the Company's results of operations. Except for preliminary discussions with one landlord regarding a particular location, the Company has not identified other specific locations for expansion nor has it had any discussions with other prospective landlords. The Company believes acceptable retail space is available in the areas where it intends to expand.

     As an alternative to leasing and developing new stores, the Company will consider acquiring the business of an existing electronics retailers. Notwithstanding, the Company is not engaged in any negotiations and has not signed any agreement regarding any such potential acquisition.

EMPLOYEES


     As of November 1, 1997, the Company employed approximately 70 full-time employees of which 12 were management personnel, 10 were administrative personnel, 29 were salespeople, 8 were warehouse workers and 11 were engaged in custom installation.



     The salespeople, warehouse workers, and installation staff (48 people) are covered by a collective bargaining agreement with the Company which expired January 31, 1998. The Company is currently negotiating an extension to this agreement. The Company has never experienced a material work stoppage and believes that its relationships with its employees and the union are satisfactory.


PROPERTIES

     All of the premises the Company presently occupies are leased. Management believes that the Company's facilities are adequate and suitable for its present business. The Company believes that adequate locations are available for its proposed expansion.

     The Company leases premises at 205 Chubb Avenue, Lyndhurst, New Jersey, a 24,400 square foot facility, which the Company uses as executive offices. The lease expires April 30, 2001, subject to a 5 year renewal option. The warehouse area of 19,500 square feet of the Lyndhurst facility was sublet in October 1997 for approximately $145,000 per year through April 2001. The Company currently leases a 5,500 square foot warehouse in Fairfield, New Jersey at approximately $40,000 per year, pursuant to a lease which expires September 2002.

     The Company leases the following retail premises:

                                         EXPIRATION DATE    RENEWAL           APPROXIMATE SELLING              CURRENT
               LOCATION                     OF LEASE        OPTIONS              SQUARE FOOTAGE              ANNUAL RENT
--------------------------------------   ---------------    -------    ----------------------------------    -----------
2 West 45th Street
  New York, NY........................      6/30/2005        None                     7,500                   $ 488,000

556 Route 17 North
  Paramus, NJ.........................      6/30/2003        None                     7,000                   $ 238,000


888 Broadway at 19th St.
  New York, NY
  (within ABC Carpet & Home) .........   Month to month      None                     4,000                   $ 180,000

19 West Putnam Ave.
  Greenwich, CT.......................      9/30/2001       5 years                   5,300                   $ 176,000

LICENSES AND INTELLECTUAL PROPERTIES

     The Company owns two registered service marks 'HARVEY,' issued on March 7, 1989, and 'THE TEMPLE OF HOME THEATER,' issued on May 13, 1997. Both service marks are registered for International Class 42, which includes retail store services in the field of audio, video, consumer electronics, home theater products and custom installation of home theater products. The Company believes that its service marks have significant value and are important in marketing the Company's products.

BANKRUPTCY PROCEEDING AND REORGANIZATION

     On August 3, 1995, the Company (then known as The Harvey Group Inc. and its subsidiaries) filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the Southern District of New York (the 'Court'). This filing was the result of certain factors including but not limited to: (i) the negative effect of a $2,138,000 judgment entered against the Company; (ii) liabilities arising from The Harvey Group Inc. and its discontinued food brokerage division, which remained as liabilities of the Company, and the payment of which significantly reduced cash; (iii) the recession of the early 1990's coupled with a soft market in the electronics industry, all of which resulted in losses and a shortage of cash flow; and (iv) the delisting (in June, 1995) of the Company's Common Stock from the American Stock Exchange, which delisting rendered a proposed $4.2 million equity placement untenable.

     On November 13, 1996, the Court confirmed the Company's Reorganization Plan. The effective date of the Reorganization Plan was December 26, 1996 (the 'Effective Date of Plan'), at which time the Company emerged from its Chapter 11 reorganization. At that time, Harvey Sound, Inc., the Company's subsidiary, merged into the Harvey Group Inc., and the merged entity changed its name to Harvey Electronics, Inc.


     Pursuant to the Reorganization Plan, as of the Effective Date of Plan, all of the shares of common and preferred stock of the Company were canceled. The Company amended its Restated Certificate of Incorporation to authorize, for issuance, 10,010,000 shares of capital stock as follows: (a) 10,000 shares of 8 1/2% Cumulative Convertible Preferred Stock with a par value of $1,000 per share; and (b) 10,000,000 shares of Common Stock with a par value of $.01 per share. See 'Description of Securities.'




     The Reorganization Plan also provided for the distribution of the Common Stock of the reorganized Company as follows: (a) 2,000,000 shares to Harvey Acquisition Company, L.L.C. in satisfaction of $2,822,500 of subordinated secured financing provided to the Company during its bankruptcy proceeding; (b) 186,306 shares to the Company's unsecured creditors in satisfaction of the Company's pre-petition obligations owed to its unsecured creditors; (c) 19,962 shares to the Company's former shareholders; and (d) 51,565 shares to InterEquity Capital Partners, L.P. ('InterEquity'), a pre-bankruptcy subordinated secured creditor, in satisfaction of a Court allowed finder's fee. Accordingly, 2,257,833 shares of Common Stock are issued and outstanding.


     Prepetition amount from the subordinated secured debtholders, InterEquity ($600,000) and four individuals who purchased the indebtedness from National Westminster Bank, USA ($275,000), were exchanged for 875 shares of Preferred Stock, in accordance with the Reorganization Plan.

     Other significant provisions of the Reorganization Plan included: (a) changing the close of the Company's fiscal year from the Saturday nearest to January 31 to the Saturday nearest to October 31; and (b) adoption of a stock option plan ('Stock Option Plan'), whereby options to purchase up to 1,000,000 shares of Common Stock are authorized.

LEGAL PROCEEDINGS

     Except as set forth herein, the Company believes that it is not a party to any material legal proceedings other than those arising in the ordinary course of business and which are fully covered by insurance. The Company maintains general liability and commercial insurance in amounts believed to be adequate. However, there can be no assurance that such amounts of insurance will fully cover claims made against the Company in the future.


     There are outstanding disputed tax claims of approximately $65,000 which were made against the Company during its Chapter 11 proceeding. The Company has provided reserves of $30,000 for such taxes, penalties and interest, which the Company believes to be adequate. However, there can be no assurance that the reserve will be sufficient to cover these tax claims.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:


NAME                                     AGE(1)   POSITION
Michael Recca................              47     Chairman and Director
William F. Kenny, III........              66     Director
Stewart L. Cohen.............              43     Director
Franklin C. Karp.............              44     President and Director
Joseph J. Calabrese..........              38     Executive Vice President, Chief Financial Officer,
                                                  Treasurer, Secretary and Director
Michael A. Beck..............              38     Vice President of Operations
Roland W. Hiemer.............              36     Director of Inventory Control


------------------

(1) As of January 1, 1998.


     Michael E. Recca became the Chairman of the Board of Directors of the Company in November 1996. Mr. Recca has been the president of Recca & Company, Inc., a financial consulting firm based in New York City since 1992. Mr. Recca is also a member and one of the three managers of Harvey Acquisition Company, LLC, which is a principal shareholder of the Company. Mr. Recca is also an employee of Taglich Brothers, D'Amadeo, Wagner & Co., Inc., an NASD registered broker-dealer.

     William F. Kenny, III has been a director of the Company since 1975. For the past five years Mr. Kenny has been a consultant to Meenan Oil Co., Inc. Mr. Kenny has also served as a director of the Empire State Petroleum Association, Petroleum Research Foundation and the East Coast Energy Council. Mr. Kenny was also the president of the Independent Fuel Terminal Operators Association and the Metropolitan Energy Council.

     Stewart L. Cohen was elected a director of the Company in 1997. Mr. Cohen is the Chief Executive Officer of Paragon Capital LLC, an asset-based lender providing a revolving line of credit facility to the Company and other retailers. Mr. Cohen is also a managing director of The Ozer Group LLC, an asset and business restructuring firm which provides asset disposition, business evaluation, advisory services, and asset appraisals for financial institutions lending primarily to retail businesses. He is also the President of U.S. Dixon's Holdings, Inc. and its non-operating subsidiaries, for which Mr. Cohen was retained to wind down the affairs of, and pursue economic settlements for, the company with other parties. Mr. Cohen is also a member of the Board of Advisors of Verc Enterprises, Inc., and is a Contributing Editor to the American Bankruptcy Institute Journal.

     Franklin C. Karp has been with the Company since 1990. Before being appointed as the Company's President in April 1996, Mr. Karp served as Merchandise Manager and later as vice president in charge of merchandising. Mr. Karp has been employed in various sales, purchasing and management positions in the retail consumer electronics business in the New York Metropolitan area for 25 years.

     Joseph J. Calabrese, a certified public accountant, joined the Company as Controller in 1989. Since 1991 Mr. Calabrese has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Calabrese was elected Executive Vice President and a Director of the Company in 1996. Mr. Calabrese began his career with Ernst & Young LLP in 1981 where for the eight year period prior to his joining the Company he performed audit services with respect to the Company.

     Michael A. Beck has been Vice President of Operations of the Company since April 1997. From June 1996 until such date he was the Company's Director of Operations and from October 1995 until April 1996 he served as director of operations for Sound City, a consumer electronics retailer. Mr. Beck was a store manager for the Company from August 1989 until October 1995. Mr. Beck holds a BA in Psychology from Merrimack College.

     Roland W. Hiemer is an executive officer of the Company and Director of Inventory Control. Mr. Hiemer has been with the Company for seven years. He started with the Company as a salesman and advanced to Senior Sales Manager for the Paramus store in 1991. He was further promoted to Inventory Control Manager in 1991. In 1997, he was promoted to Director of Inventory Control. Mr. Hiemer holds a BA in Business Administration from Hofstra University.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company, as well as any other compensation paid to or earned by the Chairman of the Company, the President of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the three most recent fiscal years.

                           SUMMARY COMPENSATION TABLE



                                                     ANNUAL COMPENSATION          LONG TERM COMPENSATION
NAME OF INDIVIDUAL                               ----------------------------     ----------------------
AND PRINCIPAL POSITION                           YEAR      SALARY      BONUS
---------------------------------------------    ----     --------     ------

                                                 1997     $      0       --             --
Michael Recca                                    1996     $      0       --             --
  Chairman(1)................................    1995     $      0       --             --

                                                 1997     $126,000       --             --
Franklin C. Karp                                 1996     $ 88,000(2)    --             --
  President..................................    1995     $108,000       --             --

Joseph J. Calabrese,
  Executive Vice President,                      1997     $117,000       --             --
  Chief Financial Officer,                       1996     $ 82,000(2)    --             --
  Treasurer and Secretary....................    1995     $101,000       --             --

------------------


(1) Beginning on April 1, 1998, Mr. Recca will receive an annual salary in the amount of $95,000 in his capacity as the Chairman of the Board of Directors of the Company.

(2) Represents the nine month transition period ended October 26, 1996, when the Company's fiscal year end was changed to the Saturday closest to October 31 from the Saturday closest to January 31.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.

     Audit Committee. The function of the Audit Committee includes making recommendations to the Board of Directors with respect to the engagement of the Company's independent auditors and the review of the scope and effect of the audit engagement. William F. Kenny, III and Stewart L. Cohen are the current members of the Audit Committee.

     Compensation and Stock Option Committee. The function of the Compensation and Stock Option Committee is to make recommendations to the Board with respect to the compensation of management employees and to administer plans and programs relating to stock options, pension and other retirement plans, employee benefits, incentives, and compensation. Stewart L. Cohen and William F. Kenny, III are the current members of the Compensation and Stock Option Committee.

SEVERANCE AGREEMENTS

     The Company has entered into substantially similar severance agreements ('Severance Agreement') with each of Franklin C. Karp, Joseph J. Calabrese, Michael A. Beck, and Roland W. Hiemer.

     Each Severance Agreement provides that in the event the Company is sold or merged with another company, involved in a corporate reorganization, or if a change of the current management takes place, and the party, for the foregoing reasons, is terminated or asked to accept a position other than that of senior officer requiring similar responsibilities to those that the party currently performs, or if the current corporate office is moved to a new location which is more than thirty miles from either Mineola, New York, or Lyndhurst, New Jersey, depending on who the party is, as a result of a reorganization or change in ownership or control, and the party declines the new position or relocation, the Company or its successor in control will be obligated, and continue, to pay the party at the same salary and car allowance, if any, the party had most recently been earning, for a period of one year following termination of Mr. Karp and Mr. Calabrese, and six months for Mr. Beck and Mr. Hiemer. In addition, the party will be fully covered under the Company's benefit plans, including, without limitation, the Company's medical, dental, life and disability insurance programs, during the one-year period for Mr. Karp and Mr. Calabrese and during the six month period for Mr. Beck and Mr. Hiemer (including family coverage for medical and dental insurance).

     In the event following any foregoing termination the party obtains employment at a lesser compensation than the party's compensation by the Company, the Company will pay the party the difference between the two salaries for the remainder of the one-year or six month period, whichever is applicable, plus continued coverage of the Company's benefit plans for the same period.

     Each Severance Agreement also provides that in the event the party is terminated for any other reasons, except conduct that is materially injurious to the Company or conviction of any crime involving moral turpitude, the Company will be obligated and continue to pay the party at the same salary the party has most recently been earning, for a period of six months following termination for Mr. Karp and Mr. Calabrese and three months for Mr. Beck and Mr. Hiemer, plus full coverage of the Company's benefits for the same period.

EMPLOYMENT AGREEMENT

     The Company will enter into a two year employment agreement with Franklin
C. Karp, the Company's President, commencing on the Effective Date. The employment agreement provides that Mr. Karp continue as the Company's President with the same compensation and benefits which Mr. Karp currently receives, subject to annual adjustment to be determined and made by the Board of Directors of the Company.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS AND OFFICERS INSURANCE

     The Company's certificate of incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the New York Business Corporation Law. Any repeal or modification of what is set forth hereinabove will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The Company's By-Laws provide that the Company shall to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including any action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, cost and charges) incurred as a result of such action or proceeding, or appeal therein, except to such person who is a director or officer of the Company and a judgment or other final adjudication adverse to such director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonest and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722 of the New York Business Corporation Law empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its factor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     In addition, Section 722 of the New York Business Corporation Law states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company maintains directors and officers liability insurance.

STOCK OPTION PLAN

     In April 1997, the Company adopted a stock option plan which currently covers 1,000,000 shares of the Common Stock. Options may be designated as either
(i) incentive stock options ('ISOs') under the Internal Revenue Code of 1986, as amended (the 'Code') or (ii) non-qualified stock options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company (collectively

'Options'). In certain circumstances, the exercise of Options may have an adverse effect on the market price of the Common Stock.

     The Stock Option Plan is intended to encourage stock ownership by employees of the Company, so that they may acquire or increase their proprietary interest in the Company and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the business. Options granted under the Stock Option Plan may be accompanied by either stock appreciation rights ('SARS') or limited stock appreciation rights (the 'Limited SARS'), or both.

     The Plan is administered by the Company's Compensation and Stock Option Committee as the Board may establish or designate (the 'Administrators'). The Committee shall be comprised of not less than two members, and all of whom shall be outside directors. The members of the Compensation and Stock Option Committee are Stewart L. Cohen and William F. Kenny III, outside directors.

     The Administrators, within the limitation of the Stock Option Plan, shall have the authority to determine the types of options to be granted, whether an Option shall be accompanied by SARS or Limited SARS, the purchase price of the shares of Common Stock covered by each Option (the 'Option Price'), the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be covered by each Option and the terms and provisions of the option agreements.

     The maximum aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights may be granted under the Stock Option Plan to any one optionee during any fiscal year of the Company is 50,000.

     With respect to the ISOs, in the event that the aggregate fair market value, determined as of the date the ISO is granted, of the shares of Common Stock with respect to which Options granted and all other option plans of the Company, if any, become exercisable for the first time by any optionee during any calendar year exceeds $100,000, Options granted in excess of such limit shall constitute non-qualified stock options for all purposes. Where the optionee of an ISO is a ten (10%) percent stockholder, the Option Price will not be less than 110% of the fair market value of the Company's Common Stock, determined on the date of grant, and the exercise period will not exceed five
(5) years from the date of grant of such ISO. Otherwise, the Option Price will not be less than one hundred (100%) percent of the fair market value of the shares of the Common Stock on the date of grant, and the exercise period will not exceed ten (10) years from the date of grant. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee or by his guardian or legal representative.

     The Compensation and Stock Option Committee has approved the grant, as of the Effective Date, of ISOs to purchase an aggregate of 70,000 shares of Common Stock to certain employees of the Company. These Options will be exercisable as to one-third of such shares at an exercise price of $5.00 per share commencing one year from the Effective Date, as to an additional one-third of such shares at an expercise price of $5.50 per share commencing two years from the Effective Date; and as to an additional one-third of such shares at an exercise price of $6.00 per share commencing three years from the Effective Date provided the

Optionee shall be employed by the Company at the time of exercise.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of the Prospectus and as adjusted to reflect the sale of the Securities offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all officers and directors of the Company as a group:


                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP                PERCENTAGE
                                                              -----------------------------    ------------------------
NAME AND ADDRESS OF                                            BEFORE           AFTER           BEFORE         AFTER
BENEFICIAL OWNER                                              OFFERING       OFFERING(2)       OFFERING     OFFERING(2)
-----------------------------------------------------------   ---------    ----------------    ---------    -----------
Harvey Acquisition Company LLC ............................   1,915,000(3)        1,925,000(4)     84.8%          60.0%
  c/o Recca & Co., Inc.
  100 Wall Street, 10th Floor
  New York, NY 10005

Michael Recca .............................................   1,920,000 1)(3)        1,930,000 1)(4)     85.0%       60.2%
  Recca & Co., Inc.
  100 Wall Street, 10th Floor
  New York, NY 10005

Stewart L. Cohen ..........................................      10,000              10,000            *              *
  Harvey Electronics, Inc.
  205 Chubb Avenue
  Lyndhurst, NJ 07071

William F. Kenny, III .....................................       8,489               8,489            *              *
  Harvey Electronics, Inc.
  205 Chubb Avenue
  Lyndhurst, NJ 07071

Franklin C. Karp ..........................................      15,000              15,000            *              *
  Harvey Electronics, Inc.
  205 Chubb Avenue
  Lyndhurst, NJ 07071

Joseph J. Calabrese .......................................      10,702              10,702            *              *
  Harvey Electronics, Inc.

  205 Chubb Avenue
  Lyndhurst, NJ 07071

Michael A. Beck ...........................................       7,500               7,500            *              *
  Harvey Electronics, Inc.
  205 Chubb Avenue
  Lyndhurst, NJ 07071

Roland W. Hiemer ..........................................       2,500               2,500            *              *
  Harvey Electronics, Inc.
  205 Chubb Avenue
  Lyndhurst, NJ 07071

InterEquity Capital Partners ..............................     141,565 3)(5)          131,565 4)(5)      6.0%        4.0%
  220 Fifth Avenue, 10th Floor
  New York, NY 10001

All Directors and Officers as a group .....................   1,974,191           1,984,191(4)     87.4%          61.9%
  (7 Persons)


------------------
 *  Less than 1% of outstanding shares of Common Stock.
(1) Includes Shares owned by HAC, of which Mr. Recca is a member and one of three managers.
(2) Assumes no exercise of the Warrants and other outstanding warrants, the Over-Allotment Option, the Representative's Warrant, stock options granted or to be granted under the Company's Stock Option Plan, and no conversion of the outstanding Preferred Stock.

(3) Assumes no exercise of a put option granted by HAC to InterEquity, the exercise of which will require HAC to purchase the 51,565 Shares held by InterEquity for $70,000 prior to the Effective Date ('Put Option') and does not include the 10,000 Shares to be purchased by HAC from InterEquity at $5.00 per Share within 10 days of the closing of the Offering.


(4) Includes 10,000 Shares to be purchased by HAC from InterEquity at $5.00 per Share within 10 days of the closing of the Offering, but assumes no exercise of the Put Option. If the Over-Allotment Option were exercised in full, HAC would own 1,825,000 Shares (or 56.1%) and all Directors and Officers as a group would own 1,884,191 Shares (or 58.0%).

(5) Includes 90,000 Shares issuable on conversion of Preferred Stock.

                             SELLING SECURITYHOLDER


     In addition to the 950,000 shares of Common Stock and 1,450,000 Warrants to be sold by the Company in the Offering, the Representative has been granted an option (the 'Over-Allotment Option'), exercisable for a period of 45 calendar days from the date of the closing of this Offering, to purchase from the Company and, if necessary, from HAC at the per share public offering prices less underwriting discounts and the non-accountable expense allowance, an aggregate of 142,500 additional shares of Common Stock and/or an aggregate of 217,500 additional Warrants. In the event the Representative exercises the Over-Allotment Option, the first 42,500 shares of Common Stock will be sold by the Company, and the balance, up to 100,000 Shares, will be sold by HAC. All Warrants subject to the Over-Allotment Option will be sold by the Company.


     HAC has agreed to purchase from InterEquity 10,000 Shares at $5.00 per Share within 10 days of the closing of the Offering.

     The following table sets forth certain information with respect to HAC, the selling securityholder, in the event the Representative exercises the Over-Allotment Option as to the Common Stock in full. The Company will not receive any proceeds from the sale of shares by HAC.

                                                                 BENEFICIAL                                  BENEFICIAL
                                                                  OWNERSHIP                                   OWNERSHIP
                                                             OF SHARES OF COMMON                         OF SHARES OF COMMON
SELLING SECURITYHOLDER                                       STOCK PRIOR TO SALE    SHARES TO BE SOLD     STOCK AFTER SALE
----------------------------------------------------------   -------------------    -----------------    -------------------
Harvey Acquisition Company, LLC...........................        1,915,000              100,000              1,825,000(1)

------------------
(1) Includes 10,000 Shares to be purchased by HAC from InterEquity at $5.00 per Share within 10 days of the closing of the Offering, but assumes no exercise of the Put Option.

                              CERTAIN TRANSACTIONS


     In 1995 and 1996, during the Company's bankruptcy proceeding, the Company borrowed, in the aggregate, approximately $2,822,500 (the 'Loan') from HAC. As of the effective date of the Company's Reorganization Plan, and pursuant to certain provisions contained therein, HAC's claims in connection with the Loan was satisfied by issuing HAC 2,000,000 shares of the Company's Common Stock.

Subsequently, Michael Recca was elected as a member and Chairman of the Company's Board of Directors. In connection with the Loan, the Company paid a $5,000 per month loan servicing fee, which was to be paid to Recca & Co. Inc., of which Michael Recca is the sole shareholder, through October 1996. Subsequently, through April 1997, a $5,000 per month management fee to Recca & Co., Inc. was accrued. For fiscal 1998 Recca & Co., Inc. will receive a $40,000 management consulting fee.


     Harvey E. Sampson, former director and officer of the Company and a holder of approximately 7% of the Company's Common Stock prior to the Company's reorganization, executed a promissory note ('Note') to the Company in the principal amount of $153,371, payable in 6 annual payments of $25,561.83 commencing on January 1, 1997, with an annual interest rate of 6%. The Note was delivered as payment for the purchase by Mr. Sampson of certain insurance policies and their related cash surrender values, which were owned by the Company. On June 15, 1995, Mr. Sampson resigned as a director and officer of the Company, but continued to hold approximately 7% of the Company's Common Stock. On the effective date of the Company's reorganization, Mr. Sampson became a holder of less than 1% of the Company's Common Stock. In July 1996, Mr. Sampson, with the agreement of the Company, satisfied the note by paying $125,000 and the Company obtained the release of personal guaranty of the Company's indebtedness to Congress Financial Corporation.

     On February 9, 1996 the Company entered into a severance agreement with Arthur Shulman, the then President, Chief Executive Officer and a director of the Company. In consideration of Mr. Shulman's resignation effective February 29, 1996 from all offices and positions he held in the Company and its subsidiaries, the Company:

     (1) paid Mr. Shulman $75,000;

     (2) on February 29, 1996 paid Mr. Shulman a sum equal to 3 weeks accrued vacation pay;

     (3) provided Mr. Shulman with, and paid for, all medical benefits under COBRA for an 18-month period following the termination; and

     (4) agreed to provide Mr. Shulman with all indemnification, and all limitation of liability, existing in favor of Mr. Shulman as provided in the Company's certificate of incorporation and by-laws for six years from termination.

     Reference is made to 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' regarding the Company's revolving line of credit facility with Paragon, which the Company entered into on November 5, 1997. Stewart L. Cohen, a director of the Company, is the Chief Executive Officer and a director of Paragon.

     In February and March, 1997, Mr. E. H. Arnold ('Arnold'), a member of HAC and a holder of Preferred Stock, loaned the Company the principal amount of $350,000, with an interest rate of 12% per annum. This loan is due on December 31, 1998 and can be prepaid without penalty.


     In November 1997, HAC transferred 85,000 shares of Common Stock to certain employees and directors of the Company and Arnold. Such transfer is to be treated for accounting purposes as if such shares were issued by the Company as compensation to such persons. The Company will record compensation expense equal to the fair market value of the shares (70% of the per share public offering price) over a two year period, during which the shares are subject to forfeiture by the transferees.


     In the future the Company will present all proposed transactions between the Company and its officers, directors or 5% shareholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction, including forgiveness of loans, will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

                           DESCRIPTION OF SECURITIES

     The total authorized capital stock of the Company consists of 10,000,000 shares of Common Stock with a par value of $0.01 per share ('Common Stock'), and 10,000 shares of 8.5% Cumulative Convertible Preferred Stock with a par value of $1,000 per share ('Preferred Stock'). The following descriptions contain all material terms and features of the securities of the Company and are qualified in all respects by reference to the Company's certificate of incorporation and Amended and Restated By-Laws of the Company, copies of which are filed as exhibits to the Registration Statement to which this Prospectus is a part.

COMMON STOCK


     The Company is authorized to issue 10,000,000 shares of Common Stock with a par value of $0.01 per share. As of the Effective Date, 2,257,833 shares are outstanding and held of record by 364 shareholders.


     The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from sources legally available therefor. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after payment in full of the amount payable in respect of the Preferred Stock, the holders of Common Stock are entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in the assets of the Company available for distribution to stockholders after payment of liabilities and after provision for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock have no preemptive rights. All outstanding shares are, and all shares to be sold and issued as contemplated hereby, will be fully paid and non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's charter and without stockholder action.

WARRANTS


     1,450,000 Warrants will be sold in this Offering at a public offering price of $0.10 per Warrant. In addition, 36,548 Warrants were issued to the holders of the Company's Preferred Stock, which are identical to the Warrants, but are not registered under the Securities Act. Each Warrant entitles its holder to purchase one share of Common Stock at a price of 110% of the per share public offering price of the Common Stock, subject to adjustment in certain circumstances. Each Warrant is exercisable for a period of three years commencing two years from the Effective Date (or earlier with the consent of the Representative).


     The Warrants may be redeemed by the Company at $0.10 per Warrant at any time commencing two years from the Effective Date, or earlier with the consent of the Representative, and until their expiration, provided the closing bid price, if listed on the NASDAQ SmallCap or the OTC Electronic Bulletin Board, or the last sales price, if listed on the NASDAQ National Market or a national exchange, of the Common Stock for twenty (20) consecutive trading days during such three-year holding period, exceeds $7.50 per share. The Warrants are exercisable until the close of the trading day preceding the date fixed for redemption. Holders of Warrants do not have any of the rights of holders of Common Stock. The Warrants offered herein will be sold and traded separately from the Company's Common Stock.

     No Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Warrants. Although the Company intends to have all shares so qualified for sale in those states where the Securities are being offered and has undertaken to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement, there can be no assurance that it will do so.

     A holder of Warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Warrants.

     The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions, and reclassifications. No assurance can be given that the market price of the Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

PREFERRED STOCK

     The Company's certificate of incorporation authorizes the issuance of 10,000 shares of 8.5% Cumulative Convertible Preferred Stock ('Preferred Stock') with a par value of $1,000 per share. Prior to the date of this Prospectus, 875 shares of Preferred Stock were issued and outstanding and were held by five holders of record.

     The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series. A holder of the Preferred Stock is not entitled to vote except as required by law.

     Dividends on the Preferred Stock are cumulative from the day of original issuance, whether or not earned or declared. In the event the Board of Directors declares dividends to be paid on the Preferred Stock, the holders of the Preferred Stock will be entitled to receive semiannual dividends at the rate (the 'Preference Rate') of eighty-five ($85) dollars per share payable in cash on the last business day of June and December in each year. For calendar year 1997, the Company has elected to defer the dividends. The Preference Rate for calendar year 1997 is $105 per share, which will be paid in three equal installments with interest at the rate of 8.5% per annum on the last business days of December 1998, 1999 and 2000. In addition, no dividend shall be paid, or declared, or set apart for payment upon, and no other distribution shall at any time be declared or made in respect of, any shares of Common Stock, other than a dividend payable solely in, or a distribution of, Common Stock, unless full cumulative dividends of the Preferred Stock for all past dividend periods and for the then current dividend period have been paid or have been declared and a sum sufficient for the payment thereof has been set apart.

     The Preferred Stock shall be redeemable, at the Company's option, in whole or in part, upon payment in cash of the Redemption Price in respect of the shares so redeemed. The 'Redemption Price' per share shall be equal to the sum of (i) One Thousand and 00/100 ($1,000.00) Dollars and (ii) all dividends accrued and unpaid on such shares to the date of redemption. If less than all of the outstanding Preferred Stock is to be redeemed, the redemption will be in such amount and by such method (which need not be by lot or pro rata), and subject to such other provisions, as may from time to time be determined by the Board of Directors.

     In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Preferred Stock outstanding shall be entitled to receive in respect of each such share an amount which shall be equal to the Redemption Price, and no more, before any payment or distribution of the assets of the Company is made to or set apart for the holders of Common Stock.

     Each share of Preferred Stock may be convertible into shares of Common Stock at the option of the holder, in whole or in part, as follows: until December 31, 2000, (i) 50% of the Preferred Stock will be convertible at $6.00 per share; and (ii) $7.50 per share for the balance. Commencing January 1, 2001, the Conversion Price shall be equal to the average of the closing bid price of the Common Stock over the 45 trading days preceding January 1, 2001 (if traded on the NASDAQ SmallCap or the OTC Electronic Bulletin Board) or the average of the last sales price of the Common Stock over the 45 trading days preceding January 1, 2001 (if listed on the NASDAQ National Market or a national exchange.)

     If at any time prior to the exercise of the conversion rights afforded the holders of the Preferred Stock, the Preferred Stock is redeemed by the Company, in whole or in part, then the conversion right shall be deemed canceled with respect to such redeemed stock, as of the date of such redemption.

     In case of any capital reorganization or any reclassification of the Common Stock, or in case of the consolidation or merger of the Company with or into another corporation, or the conveyance of all or substantially all of the assets of the Company to another corporation, each Preferred Share shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, or conveyance.

SHARES ELIGIBLE FOR FUTURE SALE


     All of the 2,257,833 shares of Common Stock outstanding as of the Effective Date were issued in connection with the Company's Reorganization Plan, in exchange for either a claim against, or an interest in, or a claim for an administrative expense in the Company's bankruptcy proceeding. These shares are deemed exempted securities under Section 1145 of the United States Bankruptcy Code and, therefore, are freely tradable. A sale of shares in significant amounts may have substantial adverse effects on the price of the Common Stock.



     HAC has entered into a written agreement with the Representative that it will not publicly sell an aggregate of 1,925,000 (assuming the Put Option is not exercised) shares of the Company's Common Stock without the prior consent of the Representative for a period of 12 months from the Effective Date as to 25% of such shares; for a period of 18 months from such date, as to an additional 25% of such shares; and for a period of 24 months from such date, as to the remaining 50% of such shares.


     As of the Effective Date, all holders of the Preferred Stock will have entered into lock-up agreements with the Representative, which agreements provide that Common Stock issued upon conversion of Preferred Stock, Warrants owned by such holders and Common Stock exercisable upon the exercise of such warrants will not be sold publicly for two years following the Effective Date or one year from the conversion (whichever is longer). The lock-up will be suspended, however, if the closing bid price of the Common Stock if traded on the NASDAQ SmallCap or the OTC Electronic Bulletin Board or the last sales price of the Common Stock if listed on the NASDAQ National Market or a national exchange, exceeds $7.50 for 45 consecutive trading days.

     InterEquity Capital Partners, L.P. ('InterEquity'), which holds 51,565 shares of the Common Stock, has agreed with the Representative not to publicly sell such Shares for a period of one year following the Effective Date.

     Certain directors, officers and employees of the Company, and Mr. E. H. Arnold will agree to with the Representative not to publicly sell an aggregate of 85,000 Shares for two years following the Effective Date. A sale of Shares in significant amounts after the expiration of any lock-up agreement may have substantial adverse effects on the market price of the Common Stock and Warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of Common Stock of The Harvey Group Inc., the predecessor of the Company, were traded on the American Stock Exchange until June 16, 1995, and were subsequently traded on the OTC Electronic Bulletin Board through November 1996 when such trading ceased as a result of the confirmation of the Company's Reorganization Plan. Currently, there is no public trading market for the Company's Securities.


     The outstanding shares of Common Stock are currently held by 364 shareholders of record, and the Preferred Stock by 5 holders of record.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock and Warrant Agent for the Warrants is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, each of the Underwriters named below, for whom The Thornwater Company, L.P. is acting as representative ('Representative'), has severally agreed to purchase from the Company and the Company has agreed to sell to the Underwriters, on a firm commitment basis, the respective number of shares of Common Stock and/or Warrants set forth below opposite each such Underwriter's name:


                                                                           NUMBER OF    NUMBER OF
         UNDERWRITER                                                        SHARES      WARRANTS

                                                                           ---------    ---------
The Thornwater Company, L.P.............................................

Total...................................................................    950,000     1,450,000
                                                                           ---------    ---------
                                                                           ---------    ---------


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Securities are subject to certain conditions precedent, and that the several Underwriters will purchase all of the Securities shown above if any of such Securities are purchased.

     The Representative has advised the Company that the Underwriters propose initially to offer the Securities directly to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers who are members in good standing with the National Association of Securities Dealers, Inc. ('NASD') at such prices less a concession not in excess
of $         per share of Common Stock and $         per Warrant. Neither the
Underwriters nor such dealers will allow any concession to other dealers. After the initial public offering, the public offering prices, concessions and re-allowances may be changed.


     The Company and HAC have granted to the Representative an option, exercisable during the 45-day period after the closing date of this Offering, to purchase from the Company and, if necessary, from HAC at the per share public offering prices less underwriting discounts and the non-accountable expense allowance, an aggregate of 142,500 additional shares of Common Stock and/or an aggregate of 217,500 additional Warrants for the purpose of covering over-allotments, if any. In the event the Representative exercise the Over-Allotment Option, the first 42,500 shares of Common Stock will be sold by the Company, and the balance will be sold by HAC, if necessary. All the additional Warrants will be sold by the Company. To the extent that such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of additional Securities proportionate to such Underwriter's initial commitment.


     The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of this Offering.

     In addition, subject to the rules of the NASD, the Company has agreed to engage the Representative as warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants. In accordance with the NASD rules, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of Warrants held in any discretionary account;
(iii) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents have not been provided to customers both as part of the original Offering and at the time of exercise; (iv) upon the exercise of Warrants in unsolicited transactions; or (v) upon the exercise of Warrants where such exercise is solicited by the Company. Notwithstanding the foregoing, no fees will be paid to the Representative or any other NASD members upon exercise of the Warrants within the first twelve months after the date of this Prospectus. In addition, upon consent of the Representative, other NASD members may solicit the exercise of the Warrants without giving up a portion of the 5% solicitation fee to the Representative. Further, such NASD broker/dealer will receive a 5% solicitation fee only when designated in writing by the warrantholder as the soliciting broker.

     In connection with this Offering, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Underwriters may impose 'penalty bids' under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.


     Pursuant to the Underwriting Agreement, the Company has agreed that, for three years from the effective date of the Registration Statement of which this Prospectus is a part, the Representative may designate one person to the Company's Board of Directors, subject to the Company's good faith approval. In the event the Representative elects not to exercise this right, it may designate one person to attend all meetings of the Board for a period of three years.


     The Underwriters have informed the Company that they do not expect any sales of shares of Common Stock or Warrants to be made to discretionary accounts.

     The Company has agreed to retain the Representative as the Company's financial consultant for a period of 36 months from the date hereof and to pay the Representative the amount of $87,600 for such services, all payable in advance on the closing date of this Offering as set forth in the Underwriting Agreement.

     The Company, the Selling Securityholder and the Underwriters have agreed to indemnify each other against, or to contribute to losses arising out of, certain civil liabilities in connection with this Offering, including liabilities under the Securities Act.

     Prior to this Offering, there is currently no active trading market for the Company's Securities. The initial public offering prices of the Securities and the terms of the Warrants have been determined by negotiation between the Company and the Representative. Factors considered in determining the per share public offering prices of the Securities and the terms of the Warrants, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management the prospects of the Company, its capital structure and such other factors that were deemed relevant.


     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, a warrant exercisable for four years commencing one year from the Effective Date, to purchase from the Company 95,000 shares of Common Stock and/or 145,000 Warrants (the 'Representative's Warrant'). The Representative's Warrant is initially exercisable at a price of $6.75 per share of Common Stock and $0.135 per warrant. The warrants issuable upon exercise of the Representative's Warrant are identical to those offered to the public, except that the price to purchase a Share is $7.425. The Representative's Warrant contains anti-dilution provisions providing for adjustment of the number of warrants and exercise price under certain circumstances. The holder of a majority of the Representative's Warrant or the securities underlying the Representative's Warrant if the Representative's Warrant has been fully exercised, will have the right, at anytime commencing on the first anniversary and expiring on the fifth anniverary of the Effective Date, to have the Company prepare and file with the SEC, on one occasion, a registration statement on Form SB-2, S-1 or other appropriate form, and such other documents, including a prospectus, so as to permit a public offering and sale, for a period of nine (9) months, of the securities underlying the Representative's Warrant by such holders and any other holders of the Representative's Warrant and/or securities underlying the Representative's Warrant.

     In the event the Company files a registration statement with the SEC under the Securities Act of 1933, as amended (other than in connection with a merger or other business combination transaction or pursuant to a Form S-8 registration) during the period commencing on the first anniversary and expiring on the fifth anniversary of the Effective Date, the holder of Representative's Warrant or securities underlying the Representative's Warrant may require the

Company to include securities underlying the Representative's Warrant in such registration statement provided that the Company shall have the right to elect not to file such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


     The foregoing includes a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement of which this Prospectus is a part. See 'Additional Information.'

     While certain officers of the Representative have significant experience in corporate financing and securities underwriting, the Representative has previously acted as an underwriter in only two 'firm commitment' underwritings and has acted as the principal underwriter in one of such offerings. Accordingly, there can be no assurance that the Representative's limited public offering experience will not adversely affect the Company's offering of the Securities and the subsequent development of a trading market in the Securities, if any.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Ruskin, Moscou, Evans & Faltischek, P.C., Mineola, New York. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York.

     Ruskin, Moscou, Evans & Faltischek, P.C. will receive at the closing of this Offering a warrant to purchase 15,000 shares of Common Stock at the public offering price, which warrant is exercisable for four years.

                                    EXPERTS


     The financial statements of the Company at November 1, 1997 and for the fifty-three weeks ended November 1, 1997 and the thirty-nine weeks ended October 26, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form SB-2 (the 'Registration Statement') under the Act with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and such exhibits and schedules, which may be inspected without charge at the Public Reference Section of the SEC at Room

1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC in Washington, D.C. 20549. Registration Statements filed electronically through the Electronic Data Gathering Analysis and Retrieval System are publicly available at the SEC's website (http://www.sec.gov.) Statements contained in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements reported on by its independent auditors and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial statements.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                 PAGE
                                                                                                                 ----

Report of Independent Auditors................................................................................    F-2

Balance Sheet--November 1, 1997...............................................................................    F-3

Statements of Operations--Fifty-Three Weeks Ended November 1, 1997 and Thirty-Nine Weeks Ended October 26,
  1996........................................................................................................    F-4

Statements of Shareholders' Equity--Fifty-Three Weeks Ended November 1, 1997 and Thirty-Nine Weeks Ended
  October 26, 1996............................................................................................    F-5

Statements of Cash Flows--Fifty-Three Weeks Ended November 1, 1997 and Thirty-Nine Weeks Ended October 26,
  1996........................................................................................................    F-6

Notes to Financial Statements.................................................................................    F-7

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Harvey Electronics, Inc.

     We have audited the accompanying balance sheet of Harvey Electronics, Inc. (formerly The Harvey Group Inc. and subsidiaries) as of November 1, 1997 and the related statements of operations, shareholders' equity, and cash flows for the fifty-three weeks ended November 1, 1997 (Successor) and the thirty-nine weeks ended October 26, 1996 (Predecessor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harvey Electronics, Inc. at November 1, 1997, and the results of its operations and its cash flows for fifty-three weeks ended November 1, 1997 (Successor) and the thirty-nine weeks ended October 26, 1996 (Predecessor), in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 1 and 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                      ERNST & YOUNG LLP

Melville, NY
January 9, 1998

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                                 BALANCE SHEET

                                NOVEMBER 1, 1997

                                                                                                         PRO FORMA
                                                                                                         UNAUDITED
                                                                                                         (SEE NOTE
                                                                                              ACTUAL         6)
                                                                                            ----------   ----------
ASSETS

Current assets:
  Cash and cash equivalents...............................................................  $   10,033   $   10,033
  Accounts receivable, less allowance of $20,000..........................................     272,436      272,436
  Certificate of deposit..................................................................     200,000      200,000
  Inventories.............................................................................   3,559,778    3,559,778
  Prepaid expenses and other current assets...............................................     109,656      109,656
                                                                                            ----------   ----------
Total current assets......................................................................   4,151,903    4,151,903
Property and equipment:...................................................................
  Leasehold improvements..................................................................     644,646      644,646
  Furniture, fixtures and equipment.......................................................     738,872      738,872
                                                                                            ----------   ----------
                                                                                             1,383,518    1,383,518
  Less accumulated depreciation and amortization..........................................     179,604      179,604
                                                                                            ----------   ----------
                                                                                             1,203,914    1,203,914
Equipment under capital leases............................................................      15,768       15,768
Reorganization value in excess of amounts allocable to identifiable assets, less
  accumulated amortization of $68,130.....................................................   1,582,440    1,582,440
Other, less accumulated amortization of $51,832...........................................     360,100      360,100
                                                                                            ----------   ----------
Total assets..............................................................................  $7,314,125   $7,314,125
                                                                                            ----------   ----------
                                                                                            ----------   ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable..................................................................  $1,716,755   $1,716,755
  Accrued expenses and other current liabilities..........................................   1,139,918    1,139,918
  Obligations relating to Chapter 11 reorganization.......................................      17,500       17,500
  Income taxes............................................................................      30,400       30,400
  Current portion of capital lease obligations............................................      32,542       32,542
                                                                                            ----------   ----------
Total current liabilities.................................................................   2,937,115    2,937,115

Long-term liabilities:
  Long-term debt..........................................................................   2,127,851    2,127,851
  Cumulative Preferred Stock dividends payable............................................      70,479       70,479
  Other liabilities.......................................................................     157,411      157,411
  Capital lease obligations...............................................................       8,583        8,583
  8 1/2% Cumulative Convertible Preferred Stock, par value $1,000 per share; authorized
     10,000 shares; issued and outstanding 875 shares (aggregate liquidation
     preference--$875,000)................................................................     396,037           --
Shareholders' Equity:
  8 1/2% Cumulative Convertible Preferred Stock, par value $1,000 per share; authorized
     10,000 shares; issued and outstanding 875 shares (aggregate liquidation
     preference--$875,000)................................................................          --      396,037
  Common Stock, par value $.01 per share; authorized 10,000,000 shares; issued and
     outstanding 2,257,833 shares.........................................................      22,578       22,578
  Additional paid-in capital..............................................................   3,067,799    3,067,799
  Accumulated deficit.....................................................................  (1,473,728)  (1,473,728)
                                                                                            ----------   ----------
Total shareholders' equity................................................................   1,616,649    2,012,686
                                                                                            ----------   ----------
Total liabilities and shareholders' equity................................................  $7,314,125   $7,314,125
                                                                                            ----------   ----------
                                                                                            ----------   ----------

See notes to the financial statements.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                            STATEMENTS OF OPERATIONS

                                                                          SUCCESSOR              PREDECESSOR
                                                                         -----------    -----------------------------
                                                                         FIFTY-THREE    THIRTY-NINE     THIRTY-NINE
                                                                         WEEKS ENDED    WEEKS ENDED     WEEKS ENDED
                                                                         NOVEMBER 1,    OCTOBER 26,     OCTOBER 28,
                                                                            1997           1996            1995
                                                                         -----------    -----------    --------------
                                                                                                       (UNAUDITED)(1)
Net sales.............................................................   $15,398,290    $ 9,263,152     $  11,107,258
Interest and other income.............................................        72,652         87,657            78,487
                                                                         -----------    -----------    --------------
                                                                          15,470,942      9,350,809        11,185,745
                                                                         -----------    -----------    --------------
Cost of sales.........................................................     9,764,755      6,094,499         7,312,311
Selling, general and administrative expenses..........................     6,706,180      4,937,316         5,782,070
Interest expense......................................................       325,219        355,922           307,015
                                                                         -----------    -----------    --------------
                                                                          16,796,154     11,387,737        13,401,396
                                                                         -----------    -----------    --------------
Loss before reorganization expenses, fresh start adjustments and
  extraordinary item..................................................    (1,325,212)    (2,036,928)       (2,215,651)
Reorganization expenses...............................................            --       (497,206)         (520,418)
Reorganization income--sale of lease..................................            --        250,000                --
                                                                         -----------    -----------    --------------
Loss before fresh start adjustments and extraordinary item............    (1,325,212)    (2,284,134)       (2,736,069)
Fresh start adjustments...............................................            --      1,857,844                --
                                                                         -----------    -----------    --------------
Loss before extraordinary item........................................    (1,325,212)      (426,290)       (2,736,069)
Extraordinary gain on forgiveness of debt.............................            --      5,338,852                --
                                                                         -----------    -----------    --------------
Net (loss) income.....................................................    (1,325,212)     4,912,562        (2,736,069)
Preferred Stock dividend requirement..................................       (70,479)            --                --
Accretion of Preferred Stock..........................................       (78,037)            --                --
                                                                         -----------    -----------    --------------
Net (loss) income attributable to Common Stock........................   $(1,473,728)   $ 4,912,562     $  (2,736,069)
                                                                         -----------    -----------    --------------
                                                                         -----------    -----------    --------------
Net (loss) per common share...........................................   $      (.65)
                                                                         -----------
                                                                         -----------
Weighted average number of common and common equivalent shares
  outstanding during the period.......................................     2,257,833
                                                                         -----------
                                                                         -----------


(1) Presented for comparison purposes only.

See notes to the financial statements.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                            PREFERRED STOCK          COMMON STOCK                                                      TOTAL
                           -----------------   ------------------------   ADDITIONAL    ACCUMULATED    TREASURY    SHAREHOLDERS'
                           SHARES    AMOUNT      SHARES       AMOUNT        CAPITAL      (DEFICIT)       STOCK        EQUITY
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------
Balance at January 27,
  1996 (Predecessor).....                       3,498,968   $ 3,498,968   $ 5,899,010   $(13,174,955)  $(865,601)   $(4,642,578)

Net income for the
  thirty-nine weeks ended
  October 26, 1996.......     --          --           --            --            --      4,912,562          --      4,912,562

Elimination of
  accumulated deficit
  upon implementation of
  fresh start
  accounting.............     --          --           --            --            --      8,262,393          --      8,262,393

Cancellation of Common
  Stock and treasury
  shares.................     --          --   (3,498,968)   (3,498,968)   (5,899,010)            --     865,601     (8,532,377)

Issuance of common stock
  at reorganization
  value..................     --          --    2,257,833        22,578     3,067,799             --          --      3,090,377
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------

Balance at October 26,
  1996 (Successor).......     --          --    2,257,833        22,578     3,067,799             --          --      3,090,377

Net (loss) for the
  year...................     --          --           --            --            --     (1,325,212)         --     (1,325,212)

Cumulative dividends on
  Preferred Stock........     --          --           --            --            --        (70,479)         --        (70,479)

Accretion of Preferred
  Stock..................     --          --           --            --            --        (78,037)         --        (78,037)
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------

Balance at November 1,
  1997 (Successor).......     --          --    2,257,833   $    22,578   $ 3,067,799   $ (1,473,728)  $      --    $ 1,616,649
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------


Pro forma balance
  (unaudited) at November
  1, 1997................    875    $396,037    2,257,833   $    22,578   $ 3,067,799   $ (1,473,728)  $      --    $ 2,012,686
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------
                           ------   --------   ----------   -----------   -----------   ------------   ---------   -------------


See notes to the financial statements.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                            STATEMENTS OF CASH FLOWS


                                                                                       SUCCESSOR      PREDECESSOR
                                                                                      ------------    ------------
                                                                                      FIFTY-THREE     THIRTY-NINE
                                                                                      WEEKS ENDED     WEEKS ENDED
                                                                                      NOVEMBER 1,     OCTOBER 26,
                                                                                          1997            1996
                                                                                      ------------    ------------
OPERATING ACTIVITIES:
  Net (loss) income................................................................   $(1,325,212)    $ 4,912,562
  Adjustments to reconcile net (loss) income to net cash used in operating activities
     Extraordinary gain............................................................            --      (5,338,852)
     Fresh start adjustments.......................................................            --      (1,857,844)
     Reorganization expenses.......................................................            --         428,989
     Depreciation and amortization.................................................       371,434         293,278
     Credit for losses on accounts receivable......................................        (5,000)         (5,000)
     Provisions for sales tax and warranty reserves................................            --          39,000
     Write-off of other assets.....................................................        32,164              --
     Straight-line impact of rent escalations......................................        61,055           1,235
     Miscellaneous.................................................................       (10,000)        (22,401)
  Changes in operating assets and liabilities:
     Accounts receivable...........................................................        38,360          43,412
     Inventories...................................................................      (550,940)       (147,850)
     Prepaid expenses and other current assets.....................................       143,795         (11,718)
     Trade accounts payable........................................................       390,937       1,121,362
     Accrued expenses, other current liabilities and income taxes..................       303,407         (27,717)
                                                                                      ------------    ------------
Net cash used in operating activities..............................................      (550,000)       (571,544)
                                                                                      ------------    ------------
INVESTING ACTIVITIES:
  Proceeds from note receivable from former officer/shareholder....................            --         125,000
  Net book value of deletions......................................................        37,254              --
  Purchases of property and equipment..............................................      (629,618)        (64,707)
  Increase in other assets.........................................................       (70,879)       (125,303)
                                                                                      ------------    ------------
Net cash used in investing activities..............................................      (663,243)        (65,010)
                                                                                      ------------    ------------
FINANCING ACTIVITIES:
  Proceeds from note payable.......................................................       350,000              --
  Public offering costs............................................................      (126,665)             --
  Costs relating to refinancing....................................................       (67,532)             --
  Debtor-in-possession financing...................................................       605,000         717,500
  Payments relating to Chapter 11 reorganization...................................      (456,913)             --

  Net proceeds from revolving line of credit facility..............................       999,634          23,547
  Principal payments on long-term debt.............................................            --         (90,010)
  Principal payments on capital lease obligations..................................       (83,627)        (39,896)
                                                                                      ------------    ------------
Net cash provided by financing activities..........................................     1,219,897         611,141
                                                                                      ------------    ------------
Increase (decrease) in cash and cash equivalents...................................         6,654         (25,413)
Cash and cash equivalents at beginning of period...................................         3,379          28,792
                                                                                      ------------    ------------
Cash and cash equivalents at end of period.........................................   $    10,033     $     3,379
                                                                                      ------------    ------------
                                                                                      ------------    ------------


See notes to the financial statements.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                       NOTES TO THE FINANCIAL STATEMENTS

                                NOVEMBER 1, 1997

1.  BASIS OF PRESENTATION, PLAN OF REORGANIZATION AND FRESH START REPORTING

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company, which emerged from reorganization under Chapter 11 of the Bankruptcy Code after confirmation of its Reorganization Plan on November 13, 1996, has incurred recurring losses and negative cash flows from operations for each of the periods presented. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters principally include raising additional equity through a proposed public offering (see Note 5) and a refinancing of the Company's existing credit facility (see Note 4). If the Company is successful in the proposed Offering, it will seek to utilize the net proceeds to open or acquire additional retail facilities. If the Company is unable to accomplish these objectives or otherwise generate sufficient levels of cash flows from operations, the Company may not be able to continue as a going concern. The financial statements do not include any adjustments that may result from the possible inability of the Company to continue as a going concern.

PLAN OF REORGANIZATION

     On August 3, 1995, the Company (then known as The Harvey Group Inc. and Subsidiaries or 'Predecessor') filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the 'Court'). This filing was the result of certain negative factors including but not limited to: (i) the negative effect of a $2,138,000 judgment entered against the Company; (ii) liabilities of The Harvey Group Inc., including the obligations of its discontinued food brokerage division, the payment of which significantly reduced cash; (iii) the recession in the early 1990's coupled with the soft market in the consumer electronics industry, all of which resulted in losses and a shortage of cash flow; and (iv) the delisting of the Predecessor's common stock from the American Stock Exchange in June 1995, which delisting made a proposed $4.2 million equity placement untenable.

     On November 13, 1996 (the 'Confirmation Date'), the Court confirmed the Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization of The Harvey Group Inc. (the 'Reorganization Plan'). The Effective date of the Reorganization Plan was December 26, 1996 (the 'Reorganization Date'), at which time The Harvey Group Inc. emerged from its Chapter 11 reorganization and changed its name to Harvey Electronics, Inc. The Company has given effect to the Reorganization Plan as of October 26, 1996, the end of the accounting period nearest to the Confirmation Date.


     Prior to the Reorganization Date, all of the Company's old shares of common and preferred stock were canceled. The Company simultaneously amended its Certificate of Incorporation and is authorized to issue 10,010,000 shares consisting of 10,000 shares of 8.5% Cumulative Convertible Preferred Stock (see
Note 6) with a par value of $1,000 per share (the 'Preferred Stock') and 10,000,000 shares of Common Stock with a par value of $.01 per share (the 'Common Stock').

     The Reorganization Plan provided for the following:

     a. Redistribution of Common Stock

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

1.  BASIS OF PRESENTATION, PLAN OF REORGANIZATION AND FRESH START
    REPORTING -- (CONTINUED)

          Prior to the Reorganization Date, the new shares of common stock in Harvey Electronics, Inc. were issued as follows:

                2,000,000 shares were issued to Harvey Acquisition Company, L.L.C. ('HAC') in satisfaction of the $2,822,500 of subordinated secured financing provided to the Company during its reorganization process.

                186,306 shares were issued to the Company's unsecured creditors; in satisfaction of prepetition liabilities compromised.

                19,962 shares were issued to the Company's former shareholders.

                InterEquity Capital Partners, L.P. ('InterEquity'), a prereorganization subordinated secured debtholder, received 51,565 shares of Common Stock as payment in full of an allowed finders fee.

As a result of the above, 2,257,833 shares of Common Stock were issued on the Effective date.

     b. Issuance of Preferred Stock (see Note 6)

     Prior to the Reorganization Date, 875 shares of the Company's Preferred Stock were issued to the Company's prereorganization subordinated secured debt holders in exchange for $875,000 of such debt. The reorganization carrying value of the Preferred Stock has been estimated to be $318,000 based on a sale of such security, independent of the Company, for 36% of stated value. The difference between the carrying amount of the prereorganization debt and the reorganization carrying value has been included with the extraordinary gain on forgiveness of debt in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.

     c. Convenience Claims/Miscellaneous

     Convenience claims of $1,000 or less were paid in cash approximating $20,000. The Reorganization Plan also provided for cash distributions ($452) of $1.00 to any former shareholders holding 100 or fewer shares of old common stock.

     d. Agreement and Plan of Merger

     Pursuant to the Reorganization Plan, the Company's Board of Directors approved the Agreement and Plan of Merger effective December 26, 1996 by and between the Company and its 100% wholly-owned subsidiary, Harvey Sound, Inc. ('Sound'), pursuant to which Sound was merged with and into the Company.

     e. Change in Fiscal Year

     The Company's Board of Directors approved an amendment to its By-Laws to reflect the change in the Company's fiscal year from the Saturday closest to January 31 to the Saturday closest to October 31.

     f. Stock Option Plan

     The Company's Board of Directors approved the Harvey Electronics, Inc. Stock Option Plan ('Stock Option Plan'). The Stock Option Plan provides for the granting of options to purchase up to 1,000,000 shares of Common Stock of the Company (see Note 6).

     g. Prepetition Liabilities Subject to Compromise

     Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the Code were stayed while the Company continued its operations as a debtor-in-possession.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

1.  BASIS OF PRESENTATION, PLAN OF REORGANIZATION AND FRESH START
REPORTING -- (CONTINUED)
     As a result of the operational restructuring, the Company recorded reorganization expenses for the thirty-nine weeks ended October 26, 1996 of $ $497,206. Such charges consisted of costs associated with professional fees, and the write-off of property, equipment, other assets and certain receivables. Additionally, the Company recorded income from the sale of a lease during the thirty-nine weeks ended October 26, 1996 in the amount of $250,000.

     Liabilities subject to compromise immediately preceding the Reorganization Plan ($4,782,000), were satisfied with the issuance of common stock as noted above and the related forgiveness of debt has been recorded as an extraordinary gain in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.

FRESH START REPORTING

     Fresh Start Reporting was adopted on the Confirmation Date and applied as of October 26, 1996, the end of the accounting period closest to the Confirmation Date. Results of operations and balance sheet differences between such dates were insignificant. The Company has adopted Fresh Start Reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, 'Financial Reporting by Entities in Reorganization under the Bankruptcy Code.' The Company adopted fresh-start reporting because the holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its postpetition liabilities and allowed claims.

     Fresh Start Reporting has resulted in changes to the balance sheet, including valuation of assets and liabilities at fair market value and valuation of equity based on the reorganization value of the ongoing business, and accordingly, the financial statements for periods prior (referred to as 'Predecessor') and subsequent (referred to as 'Successor' or 'Company') to the adoption of Fresh Start accounting are not comparable.

     The reorganization value of the Company was determined based on the consideration received from HAC to obtain its ownership in the Company. A carrying value of $318,000 was assigned to the Preferred Stock (see Note 6). Subsequent to the Reorganization Date, the Company issued an additional 51,565 shares of Common Stock to InterEquity, as authorized by the Court, for an approved finders fee. The excess of the reorganization value over the fair value of net assets and liabilities ($1,582,440 at November 1, 1997) is reported as 'Reorganization value in excess of amounts allocable to identifiable assets' and is being amortized over a twenty-five year period. Amortization expense of $68,130 was recorded for fiscal year 1997.

     The revaluation of the Company's assets and liabilities resulted in the following Fresh Start adjustments for the thirty-nine weeks ended October 26, 1996:

Increase in property and equipment (based on appraisal)......................................   $  292,236
Decrease in other assets.....................................................................      (32,462)
Increase in other liabilities................................................................      (52,500)
Reorganization value in excess of amounts allocable to identifiable assets...................    1,650,570
                                                                                                ----------
                                                                                                $1,857,844
                                                                                                ----------
                                                                                                ----------


     The accumulated deficit of $8,262,393 at October 26, 1996, which included the effects of the Fresh Start adjustments, was reclassified to additional paid in capital.

     In March 1995, the Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standards ('SFAS') No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,' which requires impairment losses to be recorded on long-lived assets used in operations

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

1.  BASIS OF PRESENTATION, PLAN OF REORGANIZATION AND FRESH START
    REPORTING -- (CONTINUED)

when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Operating losses subsequent to the Company's emergence from Chapter 11 indicate that the reorganization value in excess of amounts allocable to identifiable assets might be impaired. However, the Company's estimate of undiscounted cash flows indicate that such carrying amounts are expected to be recovered.

     The statements of operations and cash flows presented for the thirty-nine weeks ended October 26, 1996 represent the Debtor-in-Possession operations of the Company, prior to the Reorganization Date.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     The Company is a specialty retailer of high quality audio/video consumer electronics and home theater products in the Metropolitan New York area. Revenue from retail sales is recognized at the time goods are delivered to the customer or, for certain installation services, when such services are performed and accepted by the customer.

ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the financial statements and accompanying notes. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS

     The unaudited statement of operations for the thirty-nine weeks ended October 28, 1995 is presented for comparison purposes only, and in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of such financial statements.

STOCK OPTIONS

     In October 1995, the FASB issued SFAS No. 123, 'Accounting for Stock-Based Compensation.' SFAS No. 123 defines a fair value method of accounting for the issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25, as the Company has elected to do, but are required to disclose in the financial statement footnotes, pro-forma net income and per share amounts as if the Company had applied the new method of accounting for all grants made since 1996. SFAS No. 123 also requires increased disclosures for stock-based compensation arrangements. The Company has adopted the disclosure requirements of SFAS No. 123.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
    INVENTORIES

     Inventories are stated at the lower of cost (average-cost method, which approximates the first-in, first-out method) or market.

INVESTMENTS

     The Company has classified its investment in a certificate of deposit as available-for-sale. The certificate of deposit is stated at cost, which approximates fair value. In January 1998, the certificate of deposit was redeemed. There were no unrealized gains or losses on this investment for the periods presented.

DEPRECIATION AND AMORTIZATION


     Depreciation of property and equipment, including equipment acquired under capital leases, is provided for by the straight-line method over the estimated useful lives of the related equipment, ranging from three to ten years. Leasehold improvements are amortized over the lease term or estimated useful life of the improvements, whichever is shorter.

LOSS PER SHARE

     The loss per common share for the fifty-three weeks ended November 1, 1997 was computed based on the weighted average number of common shares outstanding. Common equivalent shares were not considered for the fifty-three weeks ended November 1, 1997 since their inclusion would have been antidilutive. Income
(loss) per share is not presented for the pre-bankruptcy periods because such amounts are not comparable to the post-bankruptcy period.

     In February 1997, the FASB issued SFAS No. 128, 'Earnings Per Share,' which is effective for both interim and annual financial statements for periods ending after December 15, 1997. At such time, the Company will be required to change the method currently used to compute earnings per share and restate all periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options, warrants, and convertible securities will be excluded. The impact of adopting SFAS No. 128 is not expected to be material.

STATEMENT OF CASH FLOWS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Total interest paid for the fifty-three weeks ended November 1, 1997 and for the thirty-nine weeks ended October 26, 1996 was approximately $282,000 and $269,000, respectively.

CONCENTRATION OF CREDIT RISK

     The Company's operations consist of the retail sale, service and custom installation of high quality audio, video and home theater equipment in the New York Metropolitan area. The Company performs credit evaluations of its customers financial condition and payment history but does not require collateral. Generally, accounts receivable are due within 30 days and credit losses have historically been immaterial.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
    ADVERTISING EXPENSE


     Advertising expense, net of cooperative advertising allowances, is charged to operations when the advertising takes place. Advertising expense for the fifty-three weeks ended November 1, 1997 and for the thirty-nine weeks ended October 26, 1996 was approximately $401,000 and $358,000, respectively. Prepaid advertising for print advertisements not run at November 1, 1997 and October 26, 1996 was approximately $15,000 and $183,000, respectively.

3.  DEBTOR-IN-POSSESSION FINANCING

     On October 24, 1995, in connection with the Reorganization Plan, the Company entered into a Security Loan Agreement ('Loan Agreement') with HAC, enabling the Company to borrow up to $1,500,000 in debtor-in-possession financing. The Loan Agreement bore interest at 2% over the prime rate at Citibank, N.A. and was subordinate only to the Company's primary lender, Congress Financial Corporation ('Congress'), as evidenced by an intercreditor agreement between HAC and Congress (see Note 4).

     The proceeds ($1,500,000) received in installments from HAC coupled with credit support from the Company's vendors and bank primarily were used to build inventory levels. On May 6, 1996, the Company received an additional $50,000 from HAC to be used for general operating purposes. In September 1996, the Loan Agreement was amended, enabling the Company to borrow up to $3,000,000. As a result of the amendment, additional proceeds of $1,272,500 were received from HAC ($605,000 of such proceeds were received during fiscal 1997), for a total aggregating $2,822,500. The proceeds were used for capital expenditures, to build a new retail store in Greenwich, Connecticut, advertising, professional fees and for working capital purposes. This debtor-in-possession financing was converted into 2,000,000 shares of the Common Stock of the reorganized Company in accordance with the Plan of Reorganization (see Note 1).

     Under the Loan Agreement, the Company paid $5,000 per month representing a loan servicing fee to HAC. Such amounts aggregated $45,000 for the thirty-nine weeks ended October 26, 1996.

     Subsequent to the Reorganization Date, an individual who is a member of HAC and a holder of Preferred Stock, provided an additional $350,000 of financing to the Company, to be used for working capital purposes. This amount is payable in full on December 31, 1998 with interest at 12% per annum, and may be prepaid without penalty. Interest expense and amount payable to this member of HAC was $28,000 as of and for the year ended November 1, 1997.

4.  REVOLVING LINES OF CREDIT FACILITIES

     On November 5, 1997, the Company entered into a three-year revolving line of credit facility with Paragon Capital L.L.C. ('Paragon') whereby the Company may borrow up to $3,300,000 based upon a lending formula (as defined) calculated on eligible inventory. Proceeds from Paragon were used to pay down and cancel the existing credit facility with Congress, reduce trade payables and pay related costs of the refinancing. The Paragon facility provides an improved advance rate on the Company's inventory, which resulted in additional net financing of approximately $750,000 (after expenses) compared to the Company's previous facility with Congress, as discussed below. The interest rate on borrowings up to $2,500,000 is 1% over the prime rate. The rate charged on outstanding balances over $2,500,000 is 1.75% above the prime rate. A commitment fee of $49,500 (to be amortized over three years) was paid by the Company at closing and a facility fee of three-quarters of one percent (.75%) of the maximum credit line will be charged each year. Monthly maintenance charges and a termination fee also exist under the line of credit.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

4.  REVOLVING LINES OF CREDIT FACILITIES -- (CONTINUED)

     Paragon also received a warrant to purchase 125,000 shares of common stock, subject to adjustment, which is currently exercisable at a price of $5.50 per share and expires April 3, 2001. The Company will record a charge over three years, beginning with the first quarter of fiscal 1998, based upon the estimated fair value of such warrant.

     Paragon has a senior security interest in all of the Company's assets. The line of credit facility provides Paragon with rights of acceleration upon the occurrence of certain customary events of default including, among others, the event of bankruptcy. The Company is restricted from paying dividends on common stock, retiring or repurchasing its common stock and entering into additional indebtedness (as defined). Additionally, certain financial covenants exist.

     In fiscal 1995, the Company entered into a three-year revolving line of credit facility with Congress, whereby the Company could borrow up to $3,000,000, based upon a lending formula (as defined) calculated on eligible inventory. Amendments to the Congress revolving line of credit facility were completed on January 7, 1997 and March 31, 1997, primarily extending the facility through January 6, 2000, instituting a net worth covenant (as defined) and increasing available borrowings by approximately $250,000, by amending the lending formula (as defined). The interest rate per annum on this credit facility was the prime rate (8.5% at October 26, 1996) plus 2%. An unused line fee of one-quarter of one percent per annum and a prescribed early termination fee also existed under the line of credit facility. At closing, $200,000 was required to be placed in escrow in a certificate of deposit as additional collateral for Congress. The Company had $1,777,851 outstanding under the Congress credit facility at November 1, 1997. As mentioned above, this credit facility was canceled and replaced by a new revolving credit facility with Paragon. As a result, the Company paid an early termination fee of $30,000 to Congress.

5.  PROPOSED PUBLIC OFFERING


     On September 15, 1997, the Company signed a letter of intent with an underwriter to sell common stock and warrants to purchase common stock in a public offering (the 'Offering') . The underwriter proposes to co-manage and underwrite an offering of 950,000 shares of the Company's common stock and 1,450,000 of warrants ('Warrants') to acquire additional shares of Common Stock. The net proceeds from the Offering will be used for retail store expansion and working capital purposes.


     Each Warrant shall be exercisable for one share of common stock at 110% of the public offering price, for a period of three years commencing two years from the effective date of the Offering. The Warrants also are redeemable, (at a prescribed price) at the Company's option, two years after the effective date of the Offering if the closing bid price of the common stock for 20 consecutive trading days exceeds 150% of the public offering price per share.


     At the underwriter's election, it may underwrite an additional 142,500 shares and or 217,500 Warrants if market conditions permit. The first 42,500 of such shares would be sold by the Company and any additional shares will be sold by HAC with the proceeds to be received by HAC.


     The Offering is subject to certain conditions, as defined in the letter of intent. There can be no assurance that this proposed transaction will be completed.

     Subsequent to November 1, 1997, HAC transferred 85,000 shares of Common Stock to certain employees and directors of the Company and an individual who is a preferred shareholder and a member of HAC. Such transfer is to be treated for accounting purposes as if such shares were issued by the Company as compensation to such persons. The Company will record compensation expense equal to the fair market value of the shares over the two-year period during which the shares are subject to forfeiture by the transferees.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

6.  STOCK OPTION PLAN AND PREFERRED STOCK

STOCK OPTION PLAN

     In conjunction with the Reorganization Plan, the Company's Board of Directors approved the Harvey Electronics, Inc. Stock Option Plan ('Stock Option Plan'). The Stock Option Plan is subject to shareholder approval and provides for the granting of up to 1,000,000 shares of incentive and non-qualified common stock options and stock appreciation rights to directors, officers and employees. The Company's previous stock option plan was canceled in connection with the Reorganization Plan. On December 5, 1997, the Company's Compensation and Stock Option Committee of the Board of Directors approved a grant, as of the effective date of the Offering, of 70,000 incentive stock options to many of the Company's employees to purchase the Company's Common Stock exercisable as to one-third of such shares at an exercise price of $5.00 per share commencing one year from the effective date; one-third of such shares at an exercise price of $5.50 per share commencing two years from the effective date and the remaining one-third of such shares at $6.00 per share commencing three years from the effective date.

8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

     The Company's Preferred Stock has no voting rights and is redeemable at the option of the Company's Board of Directors in whole or in part at face value plus any accrued dividends. The Fresh Start carrying value of the Preferred Stock was estimated to be $318,000 at October 26, 1996.

     In the event of liquidation of the Company, the holders of the Preferred Stock shall receive preferential rights and shall be entitled to receive face value plus any outstanding dividends, prior to any distributions to common shareholders. The holders of the Preferred Stock shall receive a semiannual 8.5% cumulative dividend ($85 per share annually), payable on the last business day in June and December. The Company may and has elected to defer only the first year's dividend at a preference rate of $105 per share annually. This amount, plus interest at 8.5% per annum, will be payable in three equal annual installments from December 31, 1998 through 2000.

     The Preferred Stock may be converted into shares of Common Stock until December 31, 2000 at the option of the holder, in whole or in part, as follows:
(i) the first 50% of the Preferred Stock can be converted at $6.00 per share, and (ii) the balance is convertible at $7.50 per share. Beginning on January 1, 2001, the Preferred Stock is convertible at the average closing price, as defined, of the Company's Common Stock for the preceding 45 day period.

     The Preferred Stock also contained a redemption feature whereby each share would be redeemed on December 31, 2000. In December 1997, the redemption feature was eliminated and the holders of the Preferred Stock received 36,458 Warrants with terms equivalent to the Warrants in the Offering (see Note 5). The pro forma balance sheet (unaudited) at November 1, 1997 has been presented to reflect the Preferred Stock in stockholder's equity as though the removal of the redemption feature had taken place on such date.

     Accumulated Preferred Stock dividends payable of $70,479 are outstanding and were recorded as a long-term liability at November 1, 1997. Such dividends, along with the accretion on the redeemable Preferred Stock, were recorded as a reduction of retained earnings at November 1, 1997.

7.  INCOME TAXES

     At November 1, 1997, the Company has available net operating loss carryforwards of approximately $9,400,000 which expire in various years through fiscal 2012. Of this amount, approximately $8,100,000 relates to

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

7.  INCOME TAXES -- (CONTINUED)

pre-reorganization net operating loss carryforwards. As a result of the Company's Reorganization Plan and significant ownership change, under Section 382 of the IRS Code, it is estimated that the pre-reorganization net operating loss carryforward and other pre-reorganization tax attributes will be limited to approximately $150,000 per year over the next fifteen years.

     At October 26, 1996 and November 1, 1997, the Company had deferred tax assets of approximately $765,000 and $1,207,000, respectively, arising primarily from the future availability of the above tax attributes. Such amounts have been offset in full by a valuation allowance in each year.

     Future benefits realized, if any, from pre-reorganization net operating loss carryforwards would first reduce reorganization value in excess of amounts allocable to identifiable assets until exhausted and thereafter be reported as a direct addition to paid in capital.

8. PENSION AND PROFIT SHARING PLAN

     The Harvey Group Inc. Savings and Investment Plan (the 'Plan') includes profit sharing, defined contribution and 401(k) provisions and is available to all eligible employees of the Company. There were no contributions to the Plan for the fifty-three weeks ended November 1, 1997 and for the thirty-nine weeks ended October 26, 1996. Effective January 1, 1995, the Company's Board of Directors temporarily elected to eliminate the employer 401(k) match on employee contributions. Subsequent to the Effective Date, the Plan's name was amended and changed to Harvey Electronics, Inc. Savings and Investment Plan.

9. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company's financial statements reflect the accounting for equipment leases as capital leases by recording the asset and liability for the lease obligation. Additional capital leases for the fifty-three weeks ended November 1, 1997 total $11,000. Future minimum rental commitments, by year and in the aggregate, under the capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at November 1, 1997:


                                                                                     OPERATING     CAPITAL
                                                                                       LEASES      LEASES
                                                                                     ----------    -------
Fiscal 1998.......................................................................   $  956,000    $35,000
Fiscal 1999.......................................................................      992,000      4,000
Fiscal 2000.......................................................................    1,018,000      4,000
Fiscal 2001.......................................................................    1,027,000      2,000
Fiscal 2002.......................................................................       989,00         --
Thereafter........................................................................    2,348,000         --
                                                                                     ----------    -------
Total minimum lease payments......................................................   $7,330,000     45,000
                                                                                     ----------
                                                                                     ----------
Less amount representing interest.................................................                   4,000
                                                                                                   -------
Present value of net minimum lease payments.......................................                  41,000
Less current portion..............................................................                  32,000
                                                                                                   -------
                                                                                                   $ 9,000
                                                                                                   -------
                                                                                                   -------

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

9. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     Minimum rental commitments are offset by sublease income of approximately $93,000 per annum through fiscal 2001.

     Total rental expense for operating leases was approximately $1,517,000 and $1,234,000, for the fifty-three weeks ended November 1, 1997 and for the thirty-nine weeks ended October 26, 1996, respectively. Certain leases provide for the payment of insurance, maintenance charges and taxes and contain renewal options.

     The Company is obligated under annual or biannual agreements with certain of its vendors to attain certain minimum levels of inventory purchases, aggregating approximately $900,000 per year over the next two years.

CONTINGENCIES

     The Company is a defendant in certain legal actions which arose in the normal course of business. The outcome of these legal actions, in the opinion of management, will not have a material effect on the Company's financial position or operations.

     The Company had available standby letters of credit outstanding at November 1, 1997, aggregating $100,000.

10. OTHER INFORMATION

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                                                      NOVEMBER 1,
                                                                                         1997
                                                                                      -----------
Payroll and payroll related items..................................................   $   144,074
Accrued professional fees..........................................................       403,213
Customer layaways..................................................................       298,704
Accrued interest...................................................................        99,855
Sales taxes........................................................................        77,297
Other..............................................................................       116,775
                                                                                      -----------
                                                                                      $ 1,139,918
                                                                                      -----------
                                                                                      -----------

OTHER LONG-TERM LIABILITIES

                                                                                      NOVEMBER 1,
                                                                                         1997
                                                                                      -----------
Straight-line impact of lease escalations..........................................   $   136,411
                                                                                      -----------
Other..............................................................................        21,000
                                                                                      -----------
                                                                                      $   157,411
                                                                                      -----------
                                                                                      -----------

OTHER

     The financial statement caption 'Interest and other income' for the thirty-nine weeks ended October 26, 1996, includes $45,605 of interest and other income relating to proceeds of a division of the Predecessor in a previous year.

                            HARVEY ELECTRONICS, INC.
               (FORMERLY THE HARVEY GROUP INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                NOVEMBER 1, 1997

10. OTHER INFORMATION -- (CONTINUED)

     Interest expense relating to the HAC debtor-in-possession financing was approximately $35,000 and $149,000 for the fifty-three weeks ended November 1, 1997 and for the thirty-nine weeks ended October 26, 1996, respectively. Interest payable to HAC at November 1, 1997 was approximately $66,000.

     Management fees of $30,000 relating to a Company affiliated with the Company's Chairman, were expensed for the fifty-three weeks ended November 1, 1997. Approximately $24,000 of loan servicing fees and other miscellaneous amounts were payable to this Company at November 1, 1997.

            ------------------------------------------------------
            ------------------------------------------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................     3
Risk Factors...................................     7
Use of Proceeds................................    13
Dividend Policy................................    13
Capitalization.................................    14
Dilution.......................................    15
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    16
Business.......................................    22
Management.....................................    29
Securities Ownership of Certain Beneficial
  Owners and Management........................    34
Selling Securityholder.........................    35
Certain Transactions...........................    36
Description of Securities......................    37
Underwriting...................................    40
Legal Matters..................................    42
Experts........................................    42
Additional Information.........................    42
Index to Financial Statements..................   F-1

     UNTIL           , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------
            ------------------------------------------------------


                                    [LOGO]


                         950,000 SHARES OF COMMON STOCK
                                      AND
                                   1,450,000
                            REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS


                                       OF

                            HARVEY ELECTRONICS, INC.

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                          THE THORNWATER COMPANY, L.P.


                                             , 1998


            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable by the Registrant, in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the NASDAQ listing fee and the NASD filing fee.


SEC registration fee..............................................................   $  5,011.50
NASDAQ listing fee................................................................   $ 10,000.00
BSE listing fee...................................................................   $  7,500.00
NASD filing fee...................................................................   $  1,961.00
Blue Sky fees and expenses........................................................   $ 46,000.00
Printing and engraving expenses...................................................   $ 80,000.00
Legal fees and expenses...........................................................   $175,000.00
Accounting fees and expenses......................................................   $ 75,000.00
Transfer agent and registrar fee..................................................   $  7,500.00
Miscellaneous.....................................................................   $ 35,027.50
                                                                                     -----------
  Total...........................................................................   $443,000.00
                                                                                     -----------
                                                                                     -----------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     As of December 26, 1996, the date in which the Company's Reorganization Plan became effective, the Company issued 2,257,833 shares of the Common Stock and 875 shares of the Preferred Stock pursuant to the Reorganization Plan as follows: (i) 2,000,000 shares of Common Stock to HAC in satisfaction of $2,822,500 of subordinated secured financing provided by HAC to the Company during its bankruptcy proceeding; (ii) 186,306 shares of Common Stock to the Company's unsecured creditors in satisfaction of the Company's pre-petition obligations owed to its unsecured creditors; (iii) 19,962 shares to the Company's former shareholders; and (iv) subsequent to the effective date of the Reorganization Plan, 51,565 shares of the Common Stock to InterEquity as a finder fee. Pursuant to the same plan 600 shares of the Preferred Stock were issued to InterEquity to satisfy the Company's indebtedness of $600,000 to InterEquity, and 275 shares of Preferred Stock were issued to four individuals to satisfy an indebtedness of $275,000 to National Westminster Bank, USA, which obligation of the Company was purchased by the four individuals from National Westminster Bank, USA.




     As of the Effective Date there are a total 2,257,833 of shares of Common Stock and 875 shares of Preferred Stock issued and outstanding. The issuance of all such shares were exempted from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the United States Bankruptcy Code, since the Company's Securities were sold under a plan in exchange for claims against, interests in, and claims for administrative expenses in the case concerning the Company.


     On November 5, 1997, the Company issued to Paragon Capital LLC ('Paragon') a warrant to purchase up to 125,000 shares of Common Stock at $5.50 per share, exercisable until April 3, 2001 (the 'Paragon Warrant'). The Paragon Warrant was issued in connection with Paragon providing a revolving line of credit facility to the Company. The registrant claims exemption for this issuance pursuant to
Section 4(2) of the Securities Act.

     On December 4, 1997, the Company issued an aggregate of 36,458 warrants to the five registered holders of the Company's Preferred Stock. Each such warrant is identical to the Warrants being offered hereby, except that such warrants are not registered under the Securities Act. The registrant claims exemption for this issuance pursuant to Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS


 EXHIBIT
  NUMBER    DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------------
     *1.1    --   Underwriting Agreement

   **2.1.1   --   Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization of Harvey
                  Electronics, Inc.(1)

   **2.1.2   --   Order dated November 13, 1996 Confirming Plan of Reorganization(1)

   **3.1.1   --   Restated Certificate of Incorporation of 1967

   **3.1.2   --   Certificate of Amendment of the Certificate of Incorporation of 1997

   **3.1.3   --   Certificate of Amendment of the Certificate of Incorporation of December 1996

   **3.1.4   --   Certificate of Amendment of Certificate of Incorporation of July 1988

   **3.1.5   --   Certificate of Amendment of Certificate of Incorporation of July 1971


   **3.1.6   --   Certificate of Amendment of Certificate of Incorporation of February 1971

   **3.1.7   --   Certificate of Amendment of Certificate of Incorporation of June 1969

   **3.1.8   --   Certificate of Amendment of Certificate of Incorporation of September 1968

    **4.1    --   Sections in Certificate of Incorporation and the Amended and Restated By-Laws of Harvey Electronics,
                  Inc., that define the rights of the holders of shares of Common Stock, Preferred Stock and holders of
                  Warrants (included in Exhibit Nos. 3.1.2 and 3.1.3)

   ***4.2    --   Form of Common Stock Certificate

    **4.3    --   Form of Redeemable Common Stock Purchase Warrant

     *4.4    --   Form of Warrant Agent Agreement

    **4.5    --   Form of Warrant to Holders of Preferred Stock

     *5.1    --   Opinion and Consent of Ruskin, Moscou, Evans & Faltischek, P.C.

  **10.1.1   --   Stock Option Plan of Harvey Electronics, Inc.

   *10.1.2   --   Form of Stock Option Agreement

   *10.1.3   --   Form of Representative's Warrant Agreement

  **10.2.1   --   Severance Agreement with Franklin C. Karp

  **10.2.2   --   Severance Agreement with Joseph J. Calabrese

  **10.2.3   --   Severance Agreement with Michael A. Beck

  **10.2.4   --   Severance Agreement with Roland W. Hiemer

  ***10.3    --   Employment Agreement with Franklin C. Karp

  **10.4.1   --   Dealer Agreement between the Company and Mitsubishi Electronics America, Inc.

  **10.4.2   --   Dealer Agreement between the Company and Niles Audio Corporation, Inc.

   *10.4.3   --   Dealer Agreement between the Company and Bang & Olufsen of America, Inc.

   *10.4.4   --   Dealer Agreement between the Company and NAD Electronics of America

  **10.5.1   --   Lease between the Company and Joseph P. Day Realty Corp.


 EXHIBIT
  NUMBER    DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------------
  **10.5.2   --   Lease between the Company and Goodrich Fairfield Associates L.L.C.

  **10.5.3   --   Lease between the Company and Sprout Development Co.

  **10.5.4   --   Lease between the Company and Service Realty Company

  **10.5.5   --   Lease between the Company and 205 Associates

  **10.5.6   --   Sublease between the Company and Fabian Formals, Inc. and Affiliate First Nighter of Canada

   **10.6    --   Loan and Security Agreement, Master Note and Trademark Security Agreement with Paragon Capital LLC

    *23.1    --   Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (contained as part of Exhibit Number 5)

    *23.2    --   Consent of Ernst & Young LLP

    *27.1    --   Financial Data Schedule


------------------

  * Filed herewith.



 ** Previously filed.



*** To be filed by amendment.


     Schedules other than the ones listed above are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.


(1) The registrant hereby incorporates by reference Exhibit A filed as part of the registrant's Form 8-K dated November 5, 1997.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

          (4) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

          (5) To provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE TOWN OF LYNDHURST, STATE OF NEW JERSEY, ON FEBRUARY 19, 1998.


                                         HARVEY ELECTRONICS, INC.


                                         BY: /s/ FRANKLIN C. KARP
     ----------------------------------
                                             FRANKLIN C. KARP, PRESIDENT


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                                       TITLE                                DATE
------------------------------------------  ----------------------------------------------   ---------------------
           /s/ FRANKLIN C. KARP             President and Director                               February 19, 1998
------------------------------------------
             Franklin C. Karp

         /s/ JOSEPH J. CALABRESE            Executive Vice President, Chief Financial            February 19, 1998
------------------------------------------  Officer, Treasurer, Secretary and Director
           Joseph J. Calabrese

            /s/ MICHAEL RECCA               Chairman and Director                                February 19, 1998
------------------------------------------
              Michael Recca

         /s/ WILLIAM F. KENNY III           Director                                             February 19, 1998
------------------------------------------
          William F. Kenny, III

           /s/ STEWART L. COHEN             Director                                             February 19, 1998
------------------------------------------
             Stewart L. Cohen

                               INDEX TO EXHIBITS


 EXHIBIT                                                                                                       SEQUENTIAL
  NUMBER    DESCRIPTION                                                                                         PAGE NO.
----------  ------------------------------------------------------------------------------------------------   -----------

     *1.1    --   Underwriting Agreement

   **2.1.1   --   Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization of
                  Harvey Electronics, Inc.(1)

   **2.1.2   --   Order dated November 13, 1996 Confirming Plan of Reorganization(1)

   **3.1.1   --   Restated Certificate of Incorporation of 1967

   **3.1.2   --   Certificate of Amendment of the Certificate of Incorporation of 1997

   **3.1.3   --   Certificate of Amendment of the Certificate of Incorporation of December 1996

   **3.1.4   --   Certificate of Amendment of Certificate of Incorporation of July 1988

   **3.1.5   --   Certificate of Amendment of Certificate of Incorporation of July 1971

   **3.1.6   --   Certificate of Amendment of Certificate of Incorporation of February 1971

   **3.1.7   --   Certificate of Amendment of Certificate of Incorporation of June 1969

   **3.1.8   --   Certificate of Amendment of Certificate of Incorporation of September 1968

    **4.1    --   Sections in Certificate of Incorporation and the Amended and Restated By-Laws of Harvey
                  Electronics, Inc., that define the rights of the holders of shares of Common Stock,
                  Preferred Stock and holders of Warrants (included in Exhibit Nos. 3.1.2 and 3.1.3)

   ***4.2    --   Form of Common Stock Certificate

    **4.3    --   Form of Redeemable Common Stock Purchase Warrant

     *4.4    --   Form of Warrant Agent Agreement

    **4.5    --   Form of Warrant to Holders of Preferred Stock

     *5.1    --   Opinion and Consent of Ruskin, Moscou, Evans & Faltischek, P.C.

  **10.1.1   --   Stock Option Plan of Harvey Electronics, Inc.

   *10.1.2   --   Form of Stock Option Agreement

   *10.1.3   --   Form of Representative's Warrant Agreement


  **10.2.1   --   Severance Agreement with Franklin C. Karp

  **10.2.2   --   Severance Agreement with Joseph J. Calabrese

  **10.2.3   --   Severance Agreement with Michael A. Beck

  **10.2.4   --   Severance Agreement with Roland W. Hiemer

  ***10.3    --   Employment Agreement with Franklin C. Karp

  **10.4.1   --   Dealer Agreement between the Company and Mitsubishi Electronics America, Inc.

  **10.4.2   --   Dealer Agreement between the Company and Niles Audio Corporation, Inc.

   *10.4.3   --   Dealer Agreement between the Company and Bang & Olufsen of America, Inc.

   *10.4.4   --   Dealer Agreement between the Company and NAD Electronics of America

  **10.5.1   --   Lease between the Company and Joseph P. Day Realty Corp.

  **10.5.2   --   Lease between the Company and Goodrich Fairfield Associates L.L.C.

 EXHIBIT                                                                                                       SEQUENTIAL
  NUMBER    DESCRIPTION                                                                                         PAGE NO.
----------  ------------------------------------------------------------------------------------------------   -----------
  **10.5.3   --   Lease between the Company and Sprout Development Co.

  **10.5.4   --   Lease between the Company and Service Realty Company

  **10.5.5   --   Lease between the Company and 205 Associates

  **10.5.6   --   Sublease between the Company and Fabian Formals, Inc. and Affiliate First Nighter of
                  Canada

   **10.6    --   Loan and Security Agreement, Master Note and Trademark Security Agreement with Paragon
                  Capital LLC

    *23.1    --   Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (contained as part of Exhibit Number
                  5)

    *23.2    --   Consent of Ernst & Young LLP

    *27.1    --   Financial Data Schedule



------------------

  * Filed herewith.



 ** Previously filed.



*** To be filed by amendment.


     Schedules other than the ones listed above are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.


(1) The registrant hereby incorporates by reference Exhibit A filed as part of the registrant's Form 8-K dated November 5, 1997.